Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT AND GUARANTY, dated as of May 1, 2023 (this “Amendment”), by and among ADMA BIOLOGICS, INC., a Delaware corporation (the “Borrower”), the other Credit Parties party hereto, the lenders party hereto (the “Lenders”) and HAYFIN SERVICES LLP, as administrative agent for the Lenders hereunder (in such capacity, together with its successors and assigns in such capacity, the “Agent”).

WHEREAS, the Borrower, certain Subsidiaries of the Borrower from time to time party thereto, as guarantors, the Lenders from time to time party thereto and the Agent are party to that certain Credit Agreement and Guaranty, dated as of March 23, 2022 (the “Existing Credit Agreement”, as amended by that certain Amendment No. 1 to Credit Agreement and Guaranty, dated as of March 22, 2023, as further amended by this Amendment and as may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested, and subject to the terms and conditions set forth herein, the Lenders have agreed, to amend certain provisions of the Existing Credit Agreement as set forth herein in accordance with Section 11.1 thereof.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.      Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

ARTICLE II

Amendments to the Existing Credit Agreement

SECTION 2.1.     As of the Second Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended (i) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (ii) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Credit Agreement attached hereto as Appendix A.

SECTION 2.2.     Nothing contained in this Amendment shall be construed as a waiver by the Agent or any Lender of any covenant or provision of the Credit Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between the Credit Parties and the Agent or any Lender, and the failure of the Agent or any Lender at any time or times hereafter to require strict performance by the Credit Parties of any provision thereof shall not waive, affect or diminish any right of the Agent or the Lenders to thereafter demand, or the obligation of the Credit Parties to perform in, strict compliance therewith. The Agent and each Lender hereby reserves all rights granted under the Credit Agreement, the other Loan Documents, this Amendment and any other contract or instrument between any of them.

ARTICLE III

Representations and Warranties

SECTION 3.1.    Each Credit Party hereby represents and warrants to the Agent and the Lenders that, as of the Second Amendment Effective Date, after giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing and (b) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of such day (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representations and warranties that are by their terms qualified by materiality, Material Adverse Effect or similar qualification shall be true and correct in all respects.

SECTION 3.2.      Each Credit Party hereby represents and warrants to the Agent and the Lenders that:

(a)        it has taken all necessary action to authorize the execution, delivery and performance of this Amendment;

(b)       this Amendment has been duly executed and delivered by such Credit Party and constitutes such Credit Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

(c)      no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this Amendment;

(d)     the Security Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement and any other security documents (collectively, the “Security Documents”) continue to create a valid security interest in, and Lien upon, the Collateral (as defined in the respective Security Document), in favor of the Collateral Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens; and

(e)        except as specifically provided in this Amendment, the Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

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SECTION 3.3.      All of the conditions set forth in Article IV have been satisfied.

ARTICLE IV

Conditions

SECTION 4.1.     This Amendment shall become effective upon the satisfaction of the following conditions (the date upon which each such condition has been satisfied in full or waived by the Agent in its sole discretion, the “Second Amendment Effective Date”):

(a)        This Amendment.  The execution and delivery of this Amendment by each Credit Party, each Lender and the Agent.

(b)       Secretary’s Certificate, Etc.  The Agent shall have received from each Credit Party (x) a copy of a good standing certificate (to the extent such concept it applicable in any relevant jurisdiction), dated a date reasonably close to the Second Amendment Effective Date, for each such Person and (y) a certificate, dated as of the Second Amendment Effective Date, duly executed and delivered by such Person’s Secretary, Assistant Secretary, or other Authorized Officer, director, managing member or general partner, as applicable, as to:

(i)        resolutions of each such Person’s board of directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

(ii)       the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person;

(iii)      the full force and validity of each Organic Document of such Person and copies thereof; and

(iv)      certifying that each copy document relating to it specified in this Section 4.1(b) is correct, complete and in full force and effect and has not been amended or superseded as at the date no earlier than the Second Amendment Effective Date;

in each case, upon which certificates the Agent may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, director, managing member or general partner, as applicable, of any such Person cancelling or amending the prior certificate of such Person.

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(c)     Second Amendment Effective Date Certificate.  The Agent shall have received a certificate, dated as of the Second Amendment Effective Date (after giving effect to this Amendment and the amendments contained herein) and duly executed and delivered by an Authorized Officer of the Borrower (the “Second Amendment Effective Date Certificate”), which certificate shall be in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders acting reasonably) (the form and substance of the certificate previously delivered to the Agent shall be deemed to be satisfactory to the Agent and the Majority Lenders) and shall, among other things, represent and warrant that the statements made therein are true and correct in all material respects (without giving effect to any double materiality) as of such date (or such earlier date specified therein), and, at the time such certificate is delivered, such statements shall in fact be so true and correct in all material respects (without giving effect to any double materiality).  The statements in such certificate shall be limited to (i) (x) the representations and warranties set forth herein and in each Loan Document shall, in each case, be true and correct in all material respects as of the Second Amendment Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), in each case, after giving effect to this Amendment and the amendments contained herein; provided that any representations and warranties that are by their terms qualified by materiality, Material Adverse Effect or similar qualification shall be true and correct in all respects, and (y) after giving effect to this Amendment and the amendments contained herein no Default or Event of Default under and as defined in the Credit Agreement shall have occurred and then be continuing, (ii) all of the conditions set forth in this Article IV have been satisfied or waived and (iii) no Material Adverse Effect shall have occurred since December 31, 2022.

(d)       Second Amendment Warrants.  Those certain Warrants to Purchase Common Stock issued by the Borrower in an aggregate amount of $7,800,000 shall have been issued to the applicable Second Amendment Effective Date Lenders (or their related funds or affiliates), in each case pursuant to the terms thereof.

(e)       Fees, Expenses, Etc.  The Agent shall have received for its own account and for the account of the Lenders and all fees, costs and expenses due and payable pursuant to Section 11.3 of the Credit Agreement or any other Loan Documents, including all closing costs and fees and all unpaid reasonable expenses of the Agent and the Lenders incurred in connection with the transactions contemplated hereby (including the Agent’s legal fees and expenses).

ARTICLE V

Schedules

SECTION 5.1.    The following Schedules to the Existing Credit Agreement are hereby deleted and replaced with the applicable Schedules attached hereto: Schedules 6.7(a), 6.8, 6.10, 6.11, 6.15(a), 6.15(c), 6.17, 6.19(a), 6.19(d), 6.19(f), 6.19(g), 6.20, 6.24, 6.25 and 6.26.

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ARTICLE VI

Miscellaneous

SECTION 6.1.     Governing Law.  THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).  THIS AMENDMENT AND THE LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT HERETO AND THERETO.

SECTION 6.2.     Severability Clause.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 6.3.     Ratification and Reaffirmation.  Except as expressly amended hereby, each of the Credit Agreement and the Fee Letter is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  Each Credit Party hereby consents to this Amendment, agrees that this Amendment shall form a part of the Credit Agreement and the Fee Letter for all purposes and acknowledges that each of the other Loan Documents remains in full force and effect and is hereby ratified and reaffirmed.  Each Credit Party as borrower, debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (b) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby.  The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations or any other obligation or covenant of the Credit Parties under the Loan Documents.  Except as specifically set forth herein, the Agent and the Lenders reserve all of their respective rights and remedies under the Credit Agreement and the other Loan Documents.

SECTION 6.4.     Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 6.5.    Execution in Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

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SECTION 6.6.     Electronic Signatures.  Delivery of an executed counterpart of a signature page to this Agreement by email (e.g. “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.  Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or “pdf” signature) hereto or to any other certificate, agreement or document related hereto or the transactions contemplated hereby, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.

SECTION 6.7.     Release.  Each Credit Party hereby unconditionally and irrevocably acquits and fully and forever releases and discharges the Agent, the Lenders and all their respective affiliates, partners, subsidiaries, officers, employees, agents, attorneys, principals, directors and shareholders and its respective heirs, legal representatives, successors and permitted assigns (collectively, the “Releasees”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which such party hereto ever had or now has against any of the Releasees and which has arisen at any time prior to the date hereof directly out of this Amendment, the Credit Agreement or the other Loan Documents or the enforcement or attempted or threatened enforcement by any of the Releasees of any of their respective rights, remedies or recourse related thereto (collectively, the “Released Claims”) (but in each case referred to in this Section 6.7, excluding any claims, demands, causes of actions, obligations, remedies, suits, damages or liabilities to the extent same occurred by reason of the gross negligence, bad faith or willful misconduct of the Releasee to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)).  Each Credit Party covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Releasees any action or other proceeding based upon any of the Released Claims.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

ADMA BIOLOGICS, INC.

By /s/ Brian Lenz
Name:	Brian Lenz
Title: Executive Vice President, Chief Financial Officer, and Secretary

SUBSIDIARY GUARANTORS:

ADMA BIOMANUFACTURING, LLC

By /s/ Brian Lenz
Name:	Brian Lenz
Title: Executive Vice President, Chief Financial Officer

ADMA PLASMA BIOLOGICS, INC.

By /s/ Brian Lenz
Name:	Brian Lenz
Title: Executive Vice President, Chief Financial Officer

ADMA BIOCENTERS GEORGIA INC.

By /s/ Brian Lenz
Name:	Brian Lenz
Title: Executive Vice President, Chief Financial Officer

[Signature Page to Amendment No. 2 to Credit Agreement and Guaranty]

AGENT:

HAYFIN SERVICES LLP

/s/ Nicola O’Regan
Name: Nicola O’Regan
Position: Authorised Signatory

[Signature Page to Amendment No. 2 to Credit Agreement and Guaranty]

LENDERS:

Signed for and on behalf of Hayfin Healthcare Opportunities LuxCo S.à r.l.

/s/ John Molloy
Name: John Molloy
Position: Manager

/s/ Choui Min Kon Kam King
Name: Choui Min Kon Kam King
Position: Manager

Signed for and on behalf of Hayfin SOF III LuxCo S.à.r.l.

/s/ John Molloy
Name: John Molloy
Position: Manager

/s/ Choui Min Kon Kam King
Name: Choui Min Kon Kam King
Position: Manager

Signed for and on behalf of Hayfin Chief LuxCo S.à.r.l.

/s/ John Molloy
Name: John Molloy
Position: Manager

/s/ Choui Min Kon Kam King
Name: Choui Min Kon Kam King
Position: Manager

Signed for and on behalf of Hayfin Big Cypress LuxCo S.à.r.l.

/s/ John Molloy
Name: John Molloy
Position: Manager

/s/ Emmanuel Mougeolle
Name: Emmanuel Mougeolle
Position: Manager

Signed for and on behalf of SunHay LuxCo S.à.r.l.

[Signature Page to Amendment No. 2 to Credit Agreement and Guaranty]

/s/ John Molloy
Name: John Molloy
Position: Manager

/s/ Choui Min Kon Kam King
Name: Choui Min Kon Kam King
Position: Manager

[Signature Page to Amendment No. 2 to Credit Agreement and Guaranty]

Signed for and on behalf of Hayfin Opal 2020 (A) LP, acting by its manager Hayfin Management Limited

/s/ Lorna Carroll
Name: Lorna Carroll
Position: Director

Signed for and on behalf of Hayfin Opal 2020 (B) LP, acting by its manager Hayfin Management Limited

/s/ Lorna Carroll
Name: Lorna Carroll
Position: Director

Signed for and on behalf of Hayfin Hamilton LuxCo S.à.r.l.

/s/ John Molloy
Name: John Molloy
Position: Manager

/s/ Choui Min Kon Kam King
Name: Choui Min Kon Kam King
Position: Manager

[Signature Page to Amendment No. 2 to Credit Agreement and Guaranty]

PANTHEON GLOBAL PRIVATE CREDIT HO FUND, L.P.

By: Pantheon Global Private Credit GT GP, LLC, its general partner
By: Pantheon Ventures Inc., its sole member

/s/ Rakesh K. Jain
Name: Rakesh K. Jain
Position: Managing Director

PANTHEON GLOBAL PRIVATE CREDIT GT FUND, L.P.

By: Pantheon Global Private Credit HO GP, LLC, its general partner
By: Pantheon Ventures Inc., its sole member

/s/ Rakesh K. Jain
Name: Rakesh K. Jain
Position: Managing Director

[Signature Page to Amendment No. 2 to Credit Agreement and Guaranty]

Appendix A

CONFORMED THROUGH AMENDMENT NO. ~~1~~2
DATED: ~~MARCH 22~~MAY 1, 2023

CREDIT AGREEMENT AND GUARANTY

dated as of March 23, 2022

by and among

ADMA BIOLOGICS, INC.,

as Borrower,

THE LENDERS PARTY HERETO,

and

HAYFIN SERVICES LLP,

as the Agent for the Lenders

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SECTION 4.3	Taxes.	~~35~~36
SECTION 4.4	Payments, Computations; Proceeds of Collateral, Etc	~~38~~39
SECTION 4.5	Setoff	39
SECTION 4.6	Inability to Determine Rates	~~39~~40
SECTION 4.7	Sharing of Payments	40

ARTICLE V

CONDITIONS PRECEDENT		40
SECTION 5.1	Conditions to the Borrowing of the Closing Date Loans	40
SECTION 5.2	Conditions to the Borrowing of the Delayed Draw Loan	44

ARTICLE VI

REPRESENTATIONS AND WARRANTIES		45
SECTION 6.1	Organization, Etc	45
SECTION 6.2	Due Authorization, Non-Contravention, Etc	45
SECTION 6.3	Government Approval, Regulation, Exclusivities, Etc	~~45~~46
SECTION 6.4	Validity, Etc	46
SECTION 6.5	Financial Information	46
SECTION 6.6	No Material Adverse Effect	46
SECTION 6.7	Litigation, Labor Matters and Environmental Matters	46
SECTION 6.8	Subsidiaries	~~46~~47
SECTION 6.9	Ownership of Properties	47
SECTION 6.10	Taxes	47
SECTION 6.11	Pension Plans, Etc	47
SECTION 6.12	Accuracy of Information	~~47~~48
SECTION 6.13	Regulations U and X	~~47~~48
SECTION 6.14	Solvency	48
SECTION 6.15	Collateral and Intellectual Property	48
SECTION 6.16	Data Privacy	~~49~~50
SECTION 6.17	Material Agreements	51
SECTION 6.18	Permits	~~51~~52
SECTION 6.19	Regulatory Matters	52
SECTION 6.20	Transactions with Affiliates	53
SECTION 6.21	Investment Company Act	53
SECTION 6.22	OFAC	~~53~~54
SECTION 6.23	Anti-Corruption	~~53~~54
SECTION 6.24	Deposit and Disbursement Accounts	54
SECTION 6.25	Registration Rights	54

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-iii-

SECTION 8.15	Outbound Licenses	68
SECTION 8.16	Inbound Licenses	68
SECTION 8.17	Change in Name, Location, Executive Office, or Executive Management; Change in Fiscal Year	~~68~~69
SECTION 8.18	Negative Pledge	~~68~~69
SECTION 8.19	Sanctions	69
SECTION 8.20	USRPHC Status	69
SECTION 8.21	Hazardous Materials	69
SECTION 8.22	Passive Holding Company	69
SECTION 8.23	Blood Center Acquisitions/Investments	70

ARTICLE IX

EVENTS OF DEFAULT		70
SECTION 9.1	Listing of Events of Default	70
SECTION 9.2	Action if Bankruptcy	73
SECTION 9.3	Action if Other Event of Default	73

ARTICLE X

ADMINISTRATIVE AGENT		73
SECTION 10.1	Appointment	73
SECTION 10.2	Rights as a Lender	~~73~~74
SECTION 10.3	Exculpatory Provisions	~~73~~74
SECTION 10.4	Reliance by Agent	~~74~~75
SECTION 10.5	Delegation of Duties	~~74~~75
SECTION 10.6	Resignation of Agent	75
SECTION 10.7	Non-Reliance on Agent and Other Lenders	~~75~~76
SECTION 10.8	Agent May File Proofs of Claim	~~75~~76
SECTION 10.9	Collateral and Guaranty Matters.	76
SECTION 10.10	Erroneous Payments	~~76~~77

ARTICLE XI

MISCELLANEOUS PROVISIONS		77
SECTION 11.1	Waivers, Amendments, Etc	77
SECTION 11.2	Notices; Time	~~77~~78
SECTION 11.3	Payment of Costs and Expenses	78
SECTION 11.4	Indemnification	78
SECTION 11.5	Survival	~~79~~80
SECTION 11.6	Obligations Several	~~79~~80
SECTION 11.7	Severability	~~79~~80

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SECTION 11.8	Headings	80
SECTION 11.9	Execution, Effectiveness, Etc.	80
SECTION 11.10	Governing Law; Entire Agreement	80
SECTION 11.11	Register; Successors and Assigns	~~80~~81
SECTION 11.12	Other Transactions	~~81~~82
SECTION 11.13	Forum Selection and Consent to Jurisdiction	~~81~~82
SECTION 11.14	Waiver of Jury Trial	82
SECTION 11.15	Interest Rate Limitation	82
SECTION 11.16	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~82~~83
SECTION 11.17	Judgment Currency	83
SECTION 11.18	Early Prepayment Fee and Exit Fee	~~83~~84
SECTION 11.19	USA PATRIOT Act	~~83~~84

ARTICLE XII

GUARANTEE		~~85~~86
SECTION 12.1	The Guarantee	~~85~~86
SECTION 12.2	Obligations Unconditional	86
SECTION 12.3	Reinstatement	~~86~~87
SECTION 12.4	Subrogation	~~86~~87
SECTION 12.5	Remedies	87
SECTION 12.6	Instrument for the Payment of Money	87
SECTION 12.7	Continuing Guarantee	87
SECTION 12.8	General Limitation on Guarantee Obligations	~~87~~88

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SCHEDULES:

Schedule 1.1	Key Permits
Schedule 2	Loans
Schedule 2.3	Funds Flow Schedule
Schedule 6.7(a)	Litigation
Schedule 6.8	Existing Subsidiaries
Schedule 6.10	Taxes
Schedule 6.11	Pension Plans
Schedule 6.15(a)	Intellectual Property
Schedule 6.15(c)	Third Party Infringements
Schedule 6.17	Material Agreements
Schedule 6.19(a)	Regulatory Authorizations
Schedule 6.19(d), (f) and (g)	Regulatory Actions
Schedule 6.20	Transactions with Affiliates
Schedule 6.24	Deposit and Disbursement Accounts
Schedule 6.25	Registration Rights Agreements
Schedule 6.26	Royalties
Schedule 7.13(a)	Notices of Commencement
Schedule 7.13(f)	Landlord Lien Waivers
Schedule 7.13(g)	SNDAs
Schedule 7.13(j)	Certain Material Agreements
Schedule 8.2(c)	Existing Indebtedness
Schedule 8.3(b)	Existing Liens
Schedule 8.5(a)	Investments
Schedule 11.2	Notice Information

EXHIBITS:

Exhibit A	-	Form of Compliance Certificate
Exhibit B	-	Form of Loan Request
Exhibit C	-	Form of Perfection Certificate
Exhibit D	-	Form of Assignment and Assumption
Exhibit E-1	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders
That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-2	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants
That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-3	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants
That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-4	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders
That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F	-	Form of Intercompany Subordination Agreement

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CREDIT AGREEMENT AND GUARANTY

CREDIT AGREEMENT AND GUARANTY dated as of March 23, 2022 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), by and among ADMA BIOLOGICS, INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the  Borrower from time to party hereto, as guarantors, the lenders from time to time party hereto (the “Lenders”) and HAYFIN SERVICES LLP, as Agent for the Lenders hereunder (in such capacity, together with its successors and assigns in such capacity, the “Agent”).

WHEREAS, the Borrower has requested that the Lenders extend credit to the Borrower in the form of term loans in an aggregate principal amount of up to $175,000,000; and

WHEREAS, the Lenders are willing to extend credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1     Defined Terms.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“ABR” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively.

“ABR Loan” means a Loan that bears interest based on the ABR.

“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) if Term SOFR is greater than the Floor, the Term SOFR Adjustment.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.  “Control” (and its correlatives) by any Person means the power of such Person, directly or indirectly, (i) to vote 10% or more of the Capital Securities (on a fully diluted basis) of another Person which Capital Securities have ordinary voting power for the election of directors, managing members or general partners (as applicable), or (ii) to direct or cause the direction of the management and policies of such other Person (whether by contract or otherwise).

“Agent” has the meaning specified in the preamble.

“Agreement” has the meaning specified in the preamble.

“Applicable Margin” means, for any day, (i) from the Closing Date to, and including, the Second Amendment Effective Date, as to any SOFR Loan, 9.50% per annum or as to any ABR Loan, 8.50% per annum, and (ii) after the Second Amendment Effective Date, as to any SOFR Loan, 8.50% per annum or as to any ABR Loan, 7.50% per annum in each case, as such percentage may be increased pursuant to Section 3.5 or 3.12.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee of such Lender substantially in the form of Exhibit D hereto.

“Authorized Officer” means, relative to any Credit Party or any of its Subsidiaries, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Agent pursuant to Section 5.1(a).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.5(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (i) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (ii) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.5(a).

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)         in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)          in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

    For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)          a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)          a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

    For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.5 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.5.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Blood Center Acquisition/Investment” has the meaning specified in Section 8.23.

“Boca Facility” means the FDA-licensed plasma fractionation manufacturing facility located in Boca Raton, FL at 5800 Park of Commerce Boulevard, NW, Boca Raton, FL 33487 and 5900 Park of Commerce Boulevard, NW, Boca Raton, Florida 33487.

“Boca Facility Title Policy” has the meaning specified in Section 7.13(e).

“Borrower” has the meaning specified in the preamble.

“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or London or Luxembourg or is a day on which banking institutions in such state are authorized or required by Law to close.

“Capital Securities” means, with respect to any Person, all shares of, interests or participations in, or other equivalents in respect of (in each case however designated, whether voting or non-voting), such Person’s capital stock or other equity securities, issued and outstanding as of the date hereof or any time hereafter, including treasury stock.

“Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

“Cash Equivalent Investment” means, at any time:

(a)         any direct obligation of (or unconditionally guaranteed by) the United States or a state thereof or of the District of Columbia (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a state thereof or of the District of Columbia) maturing not more than one (1) year after such time;

(b)          commercial paper, or corporate demand notes, maturing not more than 270 days from the date of issue, which is issued by a corporation (other than an Affiliate of a Credit Party or any of its Subsidiaries) organized under the laws of any state of the United States or of the District of Columbia and rated A‑1 or higher by S&P or P‑1 or higher by Moody’s; or

(c)          any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after its date of issuance, which is issued by any bank organized under the laws of the United States (or any state thereof or of the District of Columbia) and which has (x) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000.

(d)         any repurchase agreement entered into with any commercial banking institution meeting the requirements set forth in clause (c) above which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than one-hundred percent (100%) of the repurchase obligation of such commercial banking institution thereunder;

(e)           money market accounts or mutual funds which invest exclusively or substantially in assets satisfying the foregoing requirements; or

(f)           other short-term liquid investments approved in writing by the Agent.

“cGMP” means the applicable regulations setting forth current Good Manufacturing Practices, promulgated by the FDA under the FD&C Act.

“Change in Control” means and shall be deemed to have occurred if:

(a)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)          a majority of the seats (other than vacant seats) on the board of directors (or equivalent) of the Borrower shall at any time be occupied by persons who were not (x) directors (or equivalent) on the Closing Date, (y) nominated or appointed by the board of directors (or equivalent) of the Borrower as of the Closing Date or (z) nominated or appointed by directors (or equivalent) so nominated;

(c)          the sale, lease, transfer, conveyance or other Disposition, in one or more related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, shall occur; or

(d)          the Borrower shall cease to directly or indirectly own, beneficially and of record, 100% of the issued and outstanding Capital Securities of each Subsidiary Guarantor, free and clear of all Liens (other than any Liens granted hereunder and other Permitted Liens).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means March 23, 2022.

“Closing Date Certificate” has the meaning specified in Section 5.1(b).

“Closing Date Lenders” means each Lender that has Commitments to make Closing Date Loans on the Closing Date.

“Closing Date Loan” means the term loans made on the Closing Date pursuant to Section 2.1(a) in an aggregate principal amount of $150,000,000.

“Closing Date Loan Commitment Amount” means $150,000,000.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means any asset or property in which a Lien is purported to be granted under any Loan Document, including future acquired or created assets or property (or all such assets or property, as the context may require).

“Collateral Documents” means the Security Agreement, the  Patent Security Agreement, the Trademark Security Agreement, any Controlled Account Agreement, any Mortgages, any Leasehold Mortgages and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Loan Documents, in each case, in order to grant to the Agent in favor and for the benefit of the Agent and the other Secured Parties or perfect a Lien on any Collateral as security for the Obligations, and all amendments, restatements, modifications or supplements thereof or thereto.

“Competitor” means, at any time of determination, any Person that is an operating company directly and primarily engaged in the same or substantially the same line of business as the Borrower as of such time, including without limitation, any Person that is listed as a competitor in the Borrower’s filings made with the SEC.

“Compliance Certificate” means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit A hereto, together with such changes thereto as the Agent or the Majority Lenders may from time to time request for the purpose of monitoring compliance with the financial covenants contained herein.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 4.2 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Total Revenue” means, for any applicable Fiscal Period, the gross revenue of the Credit Parties and their Subsidiaries from the sale of Products during such Fiscal Period, determined on a consolidated basis in accordance with GAAP.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

“Control” has the meaning specified within the definition of “Affiliate”.

“Controlled Account” has the meaning specified in Section 7.12(a).

“Controlled Account Agreement” means, with respect to any Controlled Account, an account control agreement (or equivalent) in favor of, and satisfactory in form and substance to, the Agent (acting on the instructions of the Majority Lenders acting reasonably).

“Copyright Security Agreement” means any Copyright Security Agreement executed and delivered by any Credit Party and/or any of its Subsidiaries, as applicable, substantially in the form of Exhibit E to the Security Agreement, as amended or otherwise modified from time to time.

“Copyrights” means all copyrights and rights in copyrightable subject matter, whether statutory or common law, and all exclusive and nonexclusive licenses from third parties or rights to use copyrights owned by such third parties, along with any and all (i) renewals, revisions, extensions, derivative works, enhancements, modifications, updates and new releases thereof, (ii) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iii) rights to sue for past, present and future infringements thereof, and (iv) foreign copyrights and any other rights corresponding thereto throughout the world.

“Credit Parties” means, collectively, the Borrower and the Guarantors.

“Data Activities” has the meaning specified in Section 6.16(a).

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Delayed Draw Commitment Expiration Date” means ~~June 30~~December 31, 2023.

“Delayed Draw Date” means the date on which the Borrower requests the Delayed Draw Loan; provided that such date is after the later of the Closing Date and April 1, 2022 and before the Delayed Draw Commitment Expiration Date.

“Delayed Draw Date Certificate” has the meaning specified in Section 5.2(a).

“Delayed Draw Loan” means the term loan made after the later of the Closing Date and April 1, 2022 but before the Delayed Draw Commitment Expiration Date pursuant to Section 2.1(b) in an aggregate principal amount of $25,000,000.

“Delayed Draw Loan Commitment Amount” means $25,000,000.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disposition” (or similar words such as “Dispose”) means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, a Credit Party’s or its Subsidiaries’ assets (including accounts receivable and Capital Securities of Subsidiaries) to any other Person (other than to the Borrower or a Wholly Owned Subsidiary Guarantor) in a single transaction or series of transactions.

“Disqualified Capital Securities” means, with respect to any Person, any Capital Security of such Person that, by its terms (or by the terms of any security or other Capital Security into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Qualified Capital Securities of the Borrower), including pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Securities of the Borrower), in whole or in part, (iii) provides for the scheduled payments of dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Securities that would constitute Disqualified Capital Securities, in each case, prior to the date that is one hundred eighty (180) days after the Maturity Date.

“Disqualified Institution” means any hedge fund or private equity fund that principally invests in distressed debt for the purpose of owning equity in the applicable borrower.

“Dollars” and the sign “$” mean lawful money of the United States.

“Donor Account” means each deposit account held by ADMA BioCenters Georgia Inc. and maintained with SunTrust Bank and 3Pea International, Inc., from which withdrawals are made solely for the purpose of compensating the Borrower’s blood plasma donors for blood plasma donations in the ordinary course of Borrower’s business.

“Early Prepayment Fee” means for any prepayment or repayment of Loans occurring (i) at any time on or prior to the first anniversary of the ~~Closing~~Second Amendment Effective Date, an amount equal to seven percent (7.0%) of the aggregate outstanding principal amount of the Loans being prepaid; (ii) at any time after the first anniversary of the ~~Closing~~Second Amendment Effective Date and on or prior to the second anniversary of the ~~Closing~~Second Amendment Effective Date, an amount equal to three percent (3.0%) of the aggregate outstanding principal amount of the Loans being prepaid; (iii) at any time after the second anniversary of the ~~Closing~~Second Amendment Effective Date and on or prior to the third anniversary of the ~~Closing~~Second Amendment Effective Date, an amount equal to one percent (1.0%) of the aggregate outstanding principal amount of the Loans being prepaid; and (iv) at any time after the third anniversary of the ~~Closing~~Second Amendment Effective Date, none.

“EEA Financial Institution” means (i) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (ii) any entity established in an EEA Member Country which is a parent of an institution described in clause (i) of this definition, or (iii) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (i) or (ii) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Laws” means all federal, state, local or international laws, statutes, rules, regulations, codes, directives, treaties, requirements, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in each case, in any manner applicable to any Credit Party, or any Subsidiary thereof or any of their respective facilities.

“Environmental Liability” means any liability, loss, claim, suit, action, investigation, proceeding, damage, commitment or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of or affecting any Credit Party or its Subsidiaries directly or indirectly arising from, in connection with or based upon (i) any Environmental Law or Environmental Permit, (ii) the generation, use, handling, transportation, storage, treatment, recycling, presence, disposal, Release or threatened Release of, or exposure to, any Hazardous Materials or (iii) any contract, agreement, penalty, order, decree, settlement, injunction or other arrangement (including operation of law) pursuant to which liability is assumed, entered into, inherited or imposed with respect to any of the foregoing.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Permit” has the meaning specified in Section 6.7(c).

“Environmental Reports” has the meaning specified in Section 7.13(b).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

“ERISA Affiliate” means any person that for purposes of Title I and Title IV of ERISA and Section 412 of the Code would be deemed to be a single employer with the Borrower, pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” means (i) any reportable event, as defined in Section 4043 of ERISA, with respect to a Pension Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified of such event, (ii) the filing of a notice of intent to terminate any Pension Plan, if such termination could reasonably be expected to require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Pension Plan or the termination of any Pension Plan under Section 4041(c) of ERISA, (iii) the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Pension Plan, (iv) any failure by any Pension Plan to satisfy the minimum funding requirements of Sections 412 and 430 of the Code or Section 302 of ERISA applicable to such Pension Plan, if not waived, (v) the failure to make a required contribution to any Pension Plan that could reasonably be expected to result in the imposition of an encumbrance on a Credit Party, any of its Subsidiaries or any ERISA Affiliate under Section 412 or 430 of the Code or at any time prior to the Closing Date, a filing under Section 412 of the Code or Section 302 of ERISA of any request for a minimum funding variance with respect to any Pension Plan or Multiemployer Plan, (vi) an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to which a Credit Party or any of its Subsidiaries could reasonably be expected to incur liability which could reasonably be expected to have a Material Adverse Effect, (vii) the complete or partial withdrawal of a Credit Party, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan, (viii) a Credit Party, any of its Subsidiaries or an ERISA Affiliate incurring any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (ix) a determination by an actuary for a Pension Plan that such Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code) and (x) the assertion of a material claim (other than a routine claim for benefits) against any Plan or against any Credit Party, any of its Subsidiaries or any ERISA Affiliate in connection with any Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 9.1.

“Event of Loss” means, with respect to any asset of a Credit Party or any of its Subsidiaries, any of the following: (i) any loss, destruction or damage of such asset or (ii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such asset, or confiscation of such asset or requisition of the use of such asset.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” has the meaning set forth in the Security Agreement.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (x) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (y) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (x) such Lender acquires such interest in a Loan or (y) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 4.3(g) and (iv) any withholding Taxes imposed under FATCA.

“Exit Fee” means for any prepayment or repayment of Loans, an amount equal to one percent (1.0%) of the aggregate outstanding principal amount of the Loans being prepaid or repaid.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FDA” means the U.S. Food and Drug Administration and any successor entity.

“FD&C Act” means the U.S. Federal Food, Drug and Cosmetic Act of 1938 (or any successor thereto), as amended from time to time, and the rules and regulations promulgated thereunder.

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Floor” means a rate of interest equal to 1.25%.

“Fee Letter” means that certain Fee Letter, dated as of the date hereof, by and among the Borrower, the Agent and the Lenders, as amended or otherwise modified from time to time.

“Fiscal Period” means, as applicable, a Fiscal Quarter or a Fiscal Year.

“Fiscal Quarter” means a quarter ending on the last day of March, June, September or December.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2020 Fiscal Year”) refer to the Fiscal Year ending December 31 of such calendar year.

“Foreign Lender” means a Lender that is not a U.S. Person.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Funded Indebtedness” of any Person means Indebtedness of the type described in clauses (a) and (c) of the definition of Indebtedness, and all Contingent Liabilities of such Person in respect of any such Funded Indebtedness.

“GAAP” has the meaning specified in Section 1.3.

“Governmental Authority” means any national, supranational, federal, state, county, provincial, local, municipal or other government or political subdivision thereof (including any Regulatory Authority), whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government; any entity that contracts with a governmental entity to administer or assist in the administration of a governmental program (including any Medicare or Medicaid administrative contractors); or any arbitrator with authority to bind a party at law.

“Guaranteed Obligations” has the meaning specified in Section 12.1.

“Guarantors” means, collectively, the Borrower and each Subsidiary Guarantor.

“Hayfin Equity Investors” means one or more Affiliates or related funds of the Closing Date Lenders.

“Hazardous Material” means any material, substance, chemical, mixture or waste which is capable of damaging or causing harm to any living organism, the environment or natural resources, including all explosive, special, hazardous, polluting, toxic, industrial, dangerous, biohazardous, medical, infectious or radioactive substances, materials or wastes, noise, odor, electricity or heat, and including petroleum or petroleum products, byproducts or distillates, asbestos or asbestos-containing materials, urea formaldehyde, polychlorinated biphenyls, radon gas, ozone-depleting substances, greenhouse gases, and all other substances or wastes of any nature regulated pursuant to any Environmental Law or as to which any Governmental Authority requires investigation, reporting or remedial action.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Healthcare Laws” means all applicable federal, state or local laws that govern Product Development and Commercialization Activities including, but not limited to, the FD&C Act; the Public Health Service Act; the federal False Claims Act; the federal Anti-Kickback Statute; the Anti-Inducement Law; the Stark Law; privacy and data security laws including without limitation the Health Insurance Portability and Accountability Act of 1996, as amended, and all implementing regulations (HIPAA); laws governing the Medicare Program (Title XVIII of the Social Security Act) and the Medicaid Program (Title XIX of the Social Security Act); all applicable rules, regulations and licensing requirements of applicable state agencies; laws and regulations pertaining to federal and state relief programs related to COVID-19; the Federal Trade Commission Act; and all other analogous laws to the foregoing within any other U.S. or foreign or supranational jurisdiction, and applicable rules and regulations issued thereunder.

“Hedging Agreement” means any interest rate, foreign currency, commodity, credit or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

“Impermissible Qualification” means any qualification, exception or emphasis of matter to the opinion or certification of any independent public accountant as to any financial statement of a Credit Party or any of its Subsidiaries (i) which is of a “going concern” or similar nature (other than any such qualification arising from the Loans hereunder maturing less than one year following the date of such financial statements), (ii) which relates to the limited scope of examination of matters relevant to such financial statement or (iii) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which could be to cause the Borrower to be in Default.

“Indebtedness” of any Person means:

(a)          all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(b)        all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

(c)           all Capitalized Lease Liabilities of such Person;

(d)           net Hedging Obligations of such Person and all obligations of such Person arising under Synthetic Leases;

(e)           all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including earn outs, purchase price adjustments and seller notes in connection with acquisitions permitted hereunder (to the extent due and payable and included as a liability on the balance sheet in accordance with GAAP) (other than trade payables entered into in the ordinary course of business);

(f)         whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than ninety (90) days or, if overdue for more than ninety (90) days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(g)          any Disqualified Capital Securities; and

(h)          all Contingent Liabilities of such Person in respect of any of the foregoing clauses (a) through (g) inclusive.

    The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Liabilities” has the meaning specified in Section 11.4(a).

“Indemnified Parties” has the meaning specified in Section 11.4(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Intellectual Property” means all (i) Patents, (ii) Trademarks, (iii) Copyrights and other works of authorship (registered or unregistered), and all applications, registrations and renewals therefor, (iv) Product Agreements, (v) computer software, databases, data and documentation, (vi) Trade Secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, inventions, manufacturing processes and techniques, research and development information, data and other information included in or supporting any Intellectual Property, (vii) financial, marketing and business data, pricing and cost information, business, finance and marketing plans, customer and prospective customer lists and information, and supplier and prospective supplier lists and information, (viii) other intellectual property or similar proprietary rights, (ix) copies and tangible embodiments of any of the foregoing (in whatever form or medium) and (x) any and all improvements to any of the foregoing.

“Intercompany Subordination Agreement” means a subordination agreement to be executed and delivered by the Borrower and each of its Subsidiaries, pursuant to which all obligations in respect of any Indebtedness for borrowed money (or equivalent) owing between or among any party to such subordination agreement shall be subordinated to the prior Payment in Full of all Obligations, such agreement to be substantially in the form of Exhibit F hereto or such other form reasonably acceptable to the Agent.

“Interest Payment Date” means the last day of an Interest Period; provided, however that the first such day shall be April 30, 2022.

“Interest Period” means, as to any Loans, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one or three months thereafter (in each case, subject to the availability thereof), as specified in the applicable Loan Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 2.5(d) shall be available for specification in such Borrowing Request.  For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

“Investment” means, relative to any Person, (i) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person, (ii) Contingent Liabilities in favor of any other Person and (iii) any Capital Securities held by such Person in any other Person.  The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

“Key Permits” means all material Permits relating to the Products (including all Regulatory Authorizations).  As of the Closing Date, the Key Permits are as set forth on Schedule 1.1.

“Landlord Consent” has the meaning set forth in the Security Agreement.

“Law” means, collectively, all international, foreign, federal, state and local laws (including common law), statutes, treaties, rules, legally enforceable guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Leasehold Mortgage” means each mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Agent, for the benefit of the Secured Parties, on real property leased by a Credit Party, including any amendment, restatement, modification or supplement thereto.

“Lender” has the meaning specified in the preamble.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

“Liquidity” means, at any time, unrestricted, unencumbered cash and Cash Equivalent Investments in one or more Controlled Accounts that is free and clear of all Liens, other than Liens granted under the Loan Documents in favor of the Agent, for the benefit of the Secured Parties.

“Loans” means, collectively, the Closing Date Loan and the Delayed Draw Loan.

“Loan Documents” means, collectively, this Agreement (as subsequently amended or otherwise modified), the Notes, the Fee Letter, the Security Agreement, any Mortgages, any Leasehold Mortgages, the Intercompany Subordination Agreement, the Patent Security Agreement, the Trademark Security Agreement, any Controlled Account Agreement and each other agreement pursuant to which any of the Agent or any of the other Secured Parties is granted a Lien to secure the Obligations, and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

“Loan Request” means a Loan request and certificate duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit B hereto.

“Majority Lenders” means, at any time, Lenders holding more than 50% of the then-aggregate unpaid principal amount of the Loans.

“Marietta Facility” has the meaning specified in Section 7.13(h)(i).

“Marietta Landlord” has the meaning specified in Section 7.13(h)(i).

“Material Adverse Effect” means a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance or properties of any Credit Party and each of its Subsidiaries, taken as a whole, (ii) the rights and remedies of the Agent or any Lender under any Loan Document, or (iii) the ability of any Credit Party or any of its Subsidiaries to perform their respective Obligations under any Loan Document.

“Material Agreements” means (i) each contract or agreement to which a Credit Party or any of its Subsidiaries is a party involving aggregate payments of more than $2,500,000 per Fiscal Year, whether such payments are being made by a Credit Party or any of its Subsidiaries to a Person that is not an Affiliate, or by any such Person to a Credit Party or any of its Subsidiaries; and (ii) all other contracts or agreements, individually or in the aggregate, that if breached or terminated could reasonably be expected to result in a Material Adverse Effect, including, in each case, all amendments, supplements, waivers and modifications thereto.

“Material Intellectual Property” means any Intellectual Property owned by, licensed to or otherwise held by any Credit Party or any of its Subsidiaries, whether currently owned or licensed, or acquired, developed or otherwise licensed or obtained after the date hereof (i) the loss of which could reasonably be expected to result in a Material Adverse Effect or (ii) that has a fair market value in excess of $500,000.

“Maturity Date” means March 23, 2027.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means each mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Agent, for the benefit of the Secured Parties, on real property owned by a Credit Party, including any amendment, restatement, modification or supplement thereto.

“Mortgage Instruments” means such title reports, title insurance, flood certifications and flood insurance, opinions of counsel, surveys, appraisals and environmental reports and other similar information and related certifications as are reasonably requested by, and in form and substance reasonably acceptable to, the Agent from time to time.

“Multiemployer Plan” means a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA contributed to for any employees of a Credit Party, any of its Subsidiaries or any ERISA Affiliate.

“Net Cash Proceeds” means when used in respect of (i) any Disposition or (ii) the receipt of any proceeds in connection with any Event of Loss suffered, in each case, by a Credit Party or any of its Subsidiaries, the gross proceeds in cash or Cash Equivalent Investments received by such Person (excluding, in connection with any Disposition, any portion of such proceeds deposited in an escrow account pursuant to the documentation related thereto but including such proceeds subsequently received in respect of noncash consideration initially received and amounts initially placed in escrow that subsequently become available) from such Disposition or Event of Loss, minus, without duplication, (a) all direct costs and expenses incurred or to be incurred (including sales, commissions and legal, accounting and investment banking fees, commissions and expenses), (b) all federal, state, local and foreign Taxes assessed or to be assessed (if any), in connection therewith, (c) in connection with any Disposition, reserves for purchase price adjustments and retained liabilities reasonably expected to be payable by the Borrower or any Subsidiary in connection therewith, to the extent such reserves have been established in accordance with GAAP; provided that upon the final determination of the amount paid in respect of such purchase price adjustments and retained liabilities, if the actual amount of purchase price adjustments and retained liabilities paid is less than such reserves, the difference shall, at such time, constitute Net Cash Proceeds, and (d) with respect to any Disposition or Event of Loss, all money actually applied within three hundred sixty (360) days (or committed to be applied within three hundred sixty (360) days and actually applied within one hundred eighty (180) days following such commitment) following the receipt of any proceeds in connection with such Disposition or Event of Loss, to replace the assets in question, to acquire fixed or capital assets useful in the operation of the Borrower’s business or to repair or reconstruct damaged property or property affected by loss, destruction, damage, condemnation, confiscation, requisition, seizure or taking.

“Net Income” means, for any applicable Fiscal Period for any Person determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP, the aggregate of all amounts (exclusive of all amounts in respect of any extraordinary gains but including extraordinary losses) which would be included as net income on the consolidated financial statements of such Person and its Subsidiaries for such Fiscal Period.

“Net Sales” means Consolidated Total Revenue minus sales of source plasma minus Net Sales Deductions.

“Net Sales Deductions” means, with respect to Consolidated Total Revenue of any Product for any Fiscal Period, the sum of all applicable (i) billbacks, chargebacks, customer adjustments (including payment discounts and customer pricing), performance allowances, promotional monies, trade, quantity, cash discounts, volume incentives, off invoice discounts, government and other third-party rebates, and product service fees with respect to such Product, (ii) allowances or credits, including those in respect of rejection, defects, damaged item credits, sales returns, retroactive price reductions, shipping charges, shipment shortages, shelf-stock adjustments, invoice errors, and replacement costs with respect to such Product and (iii) such other discounts and other deductions customary in the trade, in each case attributable to the sale of such Product in such Fiscal Period as accrued (or as would be accrued) on financial statements prepared in accordance with GAAP.

“Note” means a promissory note of the Borrower payable to a Lender (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the outstanding amount of the Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of any Credit Party or any of its Subsidiaries arising under or in connection with a Loan Document and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 9.1(h), whether or not allowed in such proceeding) on the Loans.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organic Document” means, relative to any Credit Party or any of its Subsidiaries, its certificate of incorporation, by‑laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all stockholder agreements, voting trusts and similar arrangements applicable to such Credit Party’s or any of its Subsidiaries’ Capital Securities.

“Other Administrative Proceeding” means any administrative proceeding relating to a dispute involving a patent office or other relevant intellectual property registry which relates to validity, revocation, ownership or enforceability of the relevant Intellectual Property.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant Register” has the meaning specified in Section 11.11(b).

“Patent” means any patent, patent application and invention disclosure, including any divisions, continuations, continuations in-part, provisionals, continued prosecution applications, substitutions, reissues, reexaminations, renewals, extensions, restorations, supplemental protection certificates and other additions in connection therewith, whether in or related to the United States or any foreign country or other jurisdiction.

“Patent Security Agreement” means any Patent Security Agreement executed and delivered by any Credit Party and/or any of its Subsidiaries, as applicable, substantially in the form of Exhibit C to the Security Agreement, as amended or otherwise modified from time to time.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment in Full” means the entire principal amount of the Loans, interest thereon and all other Obligations, including all applicable Early Prepayment Fees and Exit Fees, shall have been indefeasibly paid in full in cash (other than inchoate indemnification, expense reimbursement obligations and other contingent obligations for which no claim has been asserted).

“PBGC” means the Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan), to which a Credit Party, any of its Subsidiaries or any ERISA Affiliate sponsors, contributes to, or provides benefits under, or has any obligation to contribute or provide benefits under, and to which a Credit Party, any of its Subsidiaries or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer under Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Perfection Certificate” means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto, together with such changes thereto as the Agent or the Majority Lenders may from time to time request.

“Periodic Term SOFR Determination Date” has the meaning specified in the definition of “Term SOFR”.

“Permits” means all permits, licenses, registrations, certificates, orders, approvals, authorizations, consents, waivers, franchises, variances and similar rights issued by or obtained from any Governmental Authority, including, without limitation, those relating to Environmental Laws and Healthcare Laws.

“Permitted Acquisition” means any acquisition by the Borrower or any of its Wholly Owned Subsidiary Guarantors, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Securities of, or a business line or unit or a division of, any Person; provided that:

(a)         immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or could reasonably be expected to result therefrom;

(b)        all transactions in connection with such acquisition shall have been consummated, in all material respects, in accordance with all applicable Laws and in conformity with all applicable approvals from any Governmental Authorities;

(c)          in the case of an acquisition of all of the Capital Securities of such Person, all of such Capital Securities (except for any such securities in the nature of directors’ qualifying shares required pursuant to any law) acquired, or otherwise issued by such Person or any newly formed Subsidiary of the Borrower in connection with such acquisition, shall be owned one-hundred percent (100%) by a Credit Party, and the Borrower shall have taken, or caused to be taken, within thirty (30) days of the date such Person becomes a Subsidiary of the Borrower, each of the actions set forth in Section 7.8(b), if applicable;

(d)          on a pro forma basis after giving effect to such acquisition, the Borrower and its Subsidiaries shall be (i) in compliance with the most recent financial covenant tests set forth in each of Section 8.4(a) and 8.4(b) and (ii) projected by the Company (in good faith and based on reasonable assumptions) to be in compliance with the financial covenants set forth in each of Section 8.4(a) and 8.4(b) on each date in the twelve (12) months following such acquisition;

(e)          to the extent that the purchase price for any such acquisition is paid in cash, the amount thereof, when taken together with the purchase price paid in cash for all other acquisitions consummated or effected since the Closing Date, does not exceed $10,000,000 in the aggregate;

(f)          to the extent that the purchase price for any such acquisition is paid in Capital Securities, all such Capital Securities shall be Qualified Capital Securities of the Borrower;

(g)          promptly upon request by the Agent in the case of any such acquisition that has a purchase price in excess of $10,000,000, the Borrower shall provide (i) a copy of the draft purchase agreement related to the proposed acquisition (and any related documents requested by the Agent), (ii) any available quarterly and annual financial statements of the Person whose Capital Securities or assets are being acquired for the twelve (12) month period ending forty-five (45) days immediately prior to such acquisition, including any audited financial statements that are available and (iii) any other information reasonably requested by the Agent and available to the Credit Parties;

(h)        the Borrower shall have provided the Agent with at least fifteen (15) Business Days’ prior written notice of any such acquisition, together with summaries, prepared in reasonable detail, of all due diligence conducted by or on behalf of the Borrower or the applicable Subsidiary, as applicable, prior to such acquisition, and at least five (5) Business Days prior to the proposed date of such acquisition, the Agent shall have received a certificate of an Authorized Officer of the Borrower (prepared in reasonable detail), certifying that such acquisition complies with the requirements of this definition, and which certificate shall include a summary (prepared in reasonable detail), certifying as to any contingent liabilities and prospective research and development costs associated with the Person, business or assets being acquired;

(i)           no Credit Party or any Subsidiary thereof shall, in connection with any such acquisition, assume or remain liable with respect to (i) any Indebtedness of the related seller or the business, Person or properties acquired, except to the extent permitted pursuant to Section 8.2, (ii) any Lien on any business, Person or assets acquired, except to the extent permitted pursuant to Section 8.2, (iii) any other liability (including Tax, ERISA and Environmental Liabilities), except (with respect to liabilities under this clause (iii) to the extent the assumption of any such liability could not reasonably be expected to result in a Material Adverse Effect. Any other such Indebtedness, liabilities or Liens not permitted to be assumed, continued or otherwise supported by any Credit Party or Subsidiary thereof hereunder shall be paid in full or released as to the business, Persons or properties being so acquired on or before the consummation of such acquisition; and

(j)         the fair market value of such acquisition, when taken together with the fair market value for all other acquisitions consummated or effected since the Closing Date (including in all cases the amount of any deferred consideration and earn out or similar payments), does not exceed $20,000,000 in the aggregate.

“Permitted Disposition” means any of the following: (i) Dispositions of inventory (which shall include, but not be limited to, plasma or plasma-derived product(s)) in the ordinary course of business, (ii) Dispositions of damaged or worn out property in the ordinary course of business, (iii) licenses, sublicenses or similar agreements that are permitted pursuant to Section 8.21, (iv) any issuance, offer, sale, transfer or other Disposition of Qualified Capital Securities of the Borrower, (v) the abandonment or other Disposition of a lease or sublease of real property or personal property that is, in the reasonable business judgment of Borrower, not used or useful or is no longer economically necessary in the conduct of the business of the Borrower or any of its Subsidiaries, not to exceed $2,000,000 in fair market value in the aggregate since the Closing Date; provided that in no event shall any Disposition of the Boca Facility be permitted by this clause (v) or (vi) other Dispositions that (x) do not include the Boca Facility, Products, Material Intellectual Property, Capital Securities with respect to Subsidiaries or acquired entities, businesses and real property and (y) when taken together with all other Dispositions (A) made during the preceding period of 12 consecutive months pursuant to this clause (vi), do not exceed $1,000,000 in the aggregate and (B) made since the Closing Date do not exceed $5,000,000 in the aggregate.

“Permitted Indebtedness” has the meaning specified in Section 8.2.

“Permitted Investments” has the meaning specified in Section 8.5.

“Permitted Liens” has the meaning specified in Section 8.3.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Personal Data” means all data relating to one or more individual(s) that is personally identifying (i.e., data that identifies an individual or, in combination with any other information or data available to the Borrower or its Subsidiaries, is capable of identifying an individual) or capable of identifying a specific device or non-personally identifying, including, without limitation, aggregate or de-identified data and data collected automatically, including data collected through a mobile or other electronic device.

“PIK Interest” has the meaning specified in Section 3.12.

“Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) maintained currently, in the future or within the last six years by any Borrower, or to which any Credit Party is obligated or becomes obligated to contribute.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Privacy and Data Security Policies” has the meaning specified in Section 6.16(d).

“Privacy Agreements” has the meaning specified in Section 6.16(a).

“Pro Rata Share” means, with respect to any Lender, the percentage (expressed as a decimal and carried out to the ninth decimal place) obtained by dividing (x) the aggregate outstanding principal amount of Loans made hereunder by such Lender, by (y) the aggregate outstanding principal amount of all Loans made hereunder by all Lenders, in each case subject to adjustment as provided in Section 4.7. The Pro Rata Share of each Lender in respect of the Loans is set forth opposite the name of such Lender on Schedule 2 under the caption “Pro Rata Shares” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Product” means any current or future product developed, manufactured, licensed, marketed, sold, distributed, or otherwise commercialized by any Credit Party, including any such product in development or which may be developed.

“Product Agreement” means each agreement, license, document, instrument, interest (equity or otherwise) or the like under which one or more Persons grants or receives any right, title or interest with respect to any Product Development and Commercialization Activities in respect of one or more Products specified therein, or receives or is granted the right to exclude any third parties from engaging in any Product Development and Commercialization Activities with respect thereto, including each contract or agreement with suppliers, manufacturers, distributors, clinical research organizations, wholesalers, pharmacies or with any other Person related to any such entity.

“Product Development and Commercialization Activities” means, with respect to any Product, any combination of research, development, manufacture, importation, exportation, use, sale, storage, design, labeling, marketing, promotion, supply, procurement or collection of supply or raw materials, distribution, testing, packaging, purchasing or other commercialization activities, receipt of payment in respect of any of the foregoing, or like activities the purpose of which is to commercially exploit such Product.

“Prohibited Payment” means any bribe, rebate, payoff, influence payment, kickback or other payment or gift of money or anything of value (including meals or entertainment) to any officer, employee or ceremonial office holder of any government or instrumentality thereof, political party or supra-national organization (such as the United Nations), any political candidate, any royal family member or any other person who is connected or associated personally with any of the foregoing that is prohibited under any applicable Law or regulation or otherwise for the purpose of influencing any act or decision of such payee in his official capacity, inducing such payee to do or omit to do any act in violation of his lawful duty, securing any improper advantage or inducing such payee to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality.

“PZR” has the meaning specified in Section 7.13(d).

“Qualified Capital Securities” means, with respect to any Person, any Capital Security of such Person that is not a Disqualified Capital Security.

“Recipient” means the Agent or any Lender, as applicable.

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Regulatory Authority” means any Governmental Authority, including the FDA and foreign equivalents thereof if and as applicable, that is concerned with or has regulatory oversight with respect to the use, control, safety, efficacy, reliability, manufacturing, labeling, packaging, handling, storage, marketing, advertising, promotion, distribution, sale or other Product Development and Commercialization Activities relating to any Product of any Credit Party or any of its Subsidiaries.

“Regulatory Authorizations” means any and all clearances, approvals, licenses, registrations, permits and other forms of authorization of any Governmental Authority necessary for Product Development and Commercialization Activities in any country or jurisdiction, forming the basis for distribution of Products (including without limitation, approvals for plasma-derived products, and where applicable supplements and amendments, governmental price and reimbursement approvals and approvals of applications for regulatory exclusivity).

“Related Party” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and such Person’s Affiliate.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater, in each case, in the United States.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Resignation Effective Date” has the meaning specified in Section 10.6(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means (i) the declaration or payment of any dividend (other than dividends payable solely in Capital Securities of a Credit Party or any of its Subsidiaries) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Securities of a Credit Party or any of its Subsidiaries or any warrants, options or other right or obligation to purchase or acquire any such Capital Securities, whether now or hereafter outstanding or (ii) the making of any other distribution in respect of such Capital Securities, in each case either directly or indirectly, whether in cash, property or obligations of a Credit Party or any of its Subsidiaries or otherwise.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and its successors.

“Sanction” means any international economic sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union or its Member States, ~~Her~~His Majesty’s Treasury or other relevant sanctions authority.

“Sanctioned Person” means any Person that is a target of Sanctions, including without limitation, a Person that is (i) listed on OFAC’s Specially Designated Nationals and Blocked Persons List, (ii) listed on OFAC’s Consolidated Non-SDN List, (iii) a legal entity that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Peron(s), or (iv) a Person that is a Sanctions target pursuant to any list-based, territorial or country-based Sanctions program of a Governmental Authority.

“SEC” means the Securities and Exchange Commission.

“Second Amendment Effective Date” means May 1, 2023.

“Second Amendment Effective Date Lenders” means each Lender that has outstanding Loans and/or Commitments to make Loans on the Second Amendment Effective Date.

“Secured Parties” means, collectively, the Agent and each of the Lenders.

“Security Agreement” means the Security Agreement, dated as of the date hereof, by and among the Borrower, the Subsidiary Guarantors and the Agent, as amended or otherwise modified from time to time.

“SNDA” has the meaning specified in Section 7.13(g).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “ABR”.

“Solvent” means, (x) with respect to the Credit Parties and their Subsidiaries on a particular date, that on such date (i) the fair value of the property of the Credit Parties and their Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including Contingent Liabilities, of the Credit Parties and their Subsidiaries on a consolidated basis, (ii) the present fair saleable value of the assets of the Credit Parties and their Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of the Credit Parties and their Subsidiaries on a consolidated basis on its debts as they become absolute and matured, (iii) the Borrower does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of the Credit Parties and their Subsidiaries to pay as such debts and liabilities mature, (iv) the Credit Parties and their Subsidiaries on a consolidated basis are not engaged in business or a transaction, and the Credit Parties on a consolidated basis are not about to engage in a business or a transaction, for which the property of the Credit Parties and their Subsidiaries on a consolidated basis would constitute an unreasonably small capital and (v) the Credit Parties and their Subsidiaries have not executed this Agreement or any other Loan Document or made any transfer or incurred any obligations hereunder, with actual intent to hinder, delay or defraud either present or future creditors; and (y) with respect to the Borrower on a particular date, that on such date (i) the fair value of the property of the Borrower is greater than the total amount of liabilities, including Contingent Liabilities, of the Borrower, (ii) the present fair saleable value of the assets of the Borrower is not less than the amount that will be required to pay the probable liability of the Borrower on its debts as they become absolute and matured, (iii) the Borrower does not intend to incur debts or liabilities beyond the ability of the Borrower to pay as such debts and liabilities mature, (iv) the Borrower is not engaged in business or a transaction, and the Borrower is not about to engage in a business or a transaction, for which the property of the Borrower would constitute an unreasonably small capital and (v) the Borrower have not executed this Agreement or any other Loan Document or made any transfer or incurred any obligations hereunder, with actual intent to hinder, delay or defraud either present or future creditors.  The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

“Standard Bodies” means any of the organizations that create, sponsor and maintain safety, quality or other standards, including ISO, ANSI, CEN, SCC and the like.

“Stewart” has the meaning specified in Section 7.13(a).

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) or the issued Capital Securities of such other Person is at the time directly or indirectly owned or Controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.  Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Borrower, whether direct or indirect.

“Subsidiary Guarantor” means initially as of the Closing Date, each Subsidiary of the Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto and, thereafter, each Subsidiary of the Borrower that becomes a “Subsidiary Guarantor” after the Closing Date pursuant to Section 7.8.

“Survey” has the meaning specified in Section 7.13(c).

“Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is not a capital lease in accordance with GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

“Systems” means the computers, servers, devices, networks, software, and systems used in connection with the operation of the business of the Borrower or any of its Subsidiaries.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means,

(a)         for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)          for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” means with respect to an Available Tenor of (a) one-month’s duration, 0.10%, and (b) three-month’s duration, 0.2616%.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the date on which Payment in Full occurs.

“Trademark” means any trademark, service mark, trade name, logo, symbol, trade dress, domain name, rights in social media accounts, corporate name and other indicator of source or origin, and all applications and registrations therefor, together with all of the goodwill associated therewith.

“Trademark Security Agreement” means any Trademark Security Agreement executed and delivered by any Credit Party and/or any of its Subsidiaries, as applicable, substantially in the form of Exhibit D to the Security Agreement, as amended or otherwise modified from time to time.

“Trade Secrets” shall mean trade secrets and other confidential information data and databases, in each case that derive economic value from not being generally known by the public and not being readily ascertainable by other Persons, and all claims and rights related to any of the foregoing.

“Type”, when used in reference to any Loan, refers to whether the rate of interest on such Loan is determined by reference to Adjusted Term SOFR or ABR.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non‑perfection of the security interests granted to the Agent, on behalf of the Secured Parties, pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any financing statement relating to such perfection or effect of perfection or non‑perfection.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Warrants” means each certain Warrant to Purchase Common Stock issued by the Borrower on or before the Closing Date to the applicable Hayfin Equity Investors.

“Welfare Plan” means a “welfare plan”, as such term is defined in Section 3(1) of ERISA, which any Credit Party or any of its Subsidiaries sponsors, contributes to, or provides benefits under, or has any obligation to contribute or provide benefits under.

“Wholly Owned Subsidiary” means any direct or indirect Subsidiary of the Borrower, all of the outstanding Capital Securities of which (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable Laws) are owned directly or indirectly by the Borrower.

“Withholding Agent” means the Credit Parties and the Agent.

“Write-Down and Conversion Powers” means, (i) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (ii) with respect to the United Kingdom,  any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.2    Interpretation.  For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires,

(a)           the terms defined in this Agreement include the plural as well as the singular and vice versa;

(b)           words importing gender include all genders;

(c)           any reference to a Section, Annex, Schedule or Exhibit refers to a Section of, or Annex, Schedule or Exhibit to, this Agreement;

(d)         any reference to “this Agreement” refers to this Agreement, including all Annexes, Schedules and Exhibits hereto, and the words herein, hereof, hereto and hereunder and words of similar import refer to this Agreement and its Annexes, Schedules and Exhibits as a whole and not to any particular Section, Annex, Schedule, Exhibit or any other subdivision;

(e)           references to days, months and years refer to calendar days, months and years, respectively;

(f)           all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”;

(g)         the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including”;

(h)          the words “asset” and “property” shall be construed to have the same meaning and effect and to refer broadly to any and all assets and properties, whether tangible or intangible, real or personal, including cash, Capital Securities, rights under contractual obligations and permits and any right or interest in any such assets or property; and

(i)           the word “will” shall have the same meaning as the word “shall”.

    Unless otherwise expressly provided herein, references to organizational documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto permitted by the Loan Documents.

SECTION 1.3     Accounting and Financial Determinations.  Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 8.4 and any definitions used in such calculations) shall be made, in accordance with those generally accepted accounting principles (“GAAP”) applied in the preparation of the financial statements referred to in Section 5.1(d).  Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication.  Notwithstanding any other provision contained herein, all terms of an accounting or  financial nature used herein shall be construed, and all computations of amounts and ratios  referred to herein, and the determination of Indebtedness hereunder, shall be made without giving effect to Financial Accounting Standards Board (FASB) Standard ASC 842 (Leases) (or any other applicable financial accounting standard having a similar result or effect) and related interpretations, in each case, to the extent any lease (or similar arrangement conveying the right to use) would be required to be treated as a capital lease thereunder where such lease (or similar arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of the ASC 842.

SECTION 1.4      Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Securities at such time.

SECTION 1.5      Rates.  The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II
THE LOANS

SECTION 2.1      Commitments.

(a)        On the terms and subject to the conditions of this Agreement, each of the Lenders agrees to make the Closing Date Loans to the Borrower on the Closing Date in an aggregate amount not to exceed the Closing Date Loan Commitment Amount. No amounts paid or prepaid with respect to the Closing Date Loans may be reborrowed. The Closing Date Loan Commitment Amount shall automatically and permanently be reduced to zero immediately after the making of the Closing Date Loans on the Closing Date.

(b)        On the terms and subject to the conditions of this Agreement, each of the Lenders agrees to make the Delayed Draw Loan to the Borrower on the Delayed Draw Date in one drawing in an aggregate amount equal to the Delayed Draw Loan Commitment Amount. No amounts paid or prepaid with respect to the Delayed Draw Loan may be reborrowed. The Delayed Draw Loan Commitment Amount shall automatically and permanently be reduced to zero on the earlier to occur of the Delayed Draw Date and the Delayed Draw Commitment Expiration Date.

SECTION 2.2      Borrowing Procedures.  Subject to the terms and conditions hereof, the Borrower may irrevocably request that the Loans be made by delivering to the Agent a Loan Request on or before 10:00 a.m. (London, England time) on a Business Day at least twelve (12) Business Days prior to the proposed Closing Date or proposed Delayed Draw Date, as applicable (or such shorter period as the Agent may agree in its sole discretion).

SECTION 2.3      Funding.  After receipt of a Loan Request for a Loan pursuant to Section 2.2, each Lender shall, on the Closing Date or on the Delayed Draw Date, as applicable, and subject to the terms and conditions hereof (including the satisfaction of all conditions precedent set forth in Article V hereof), make the applicable Loans to the Borrower, in the amounts set forth opposite such Lender’s name on Schedule 2, as applicable; provided that, at the request of the Borrower, the Agent shall cause the proceeds of the Loans to be disbursed, by wire transfer of immediately available funds, in the amount and to the accounts set forth on Schedule 2.3.

SECTION 2.4     Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Agent), (a) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “ABR”, in each case until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “ABR”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, and (ii) if necessary to avoid such illegality, the Agent shall during the period of such suspension compute the ABR without reference to clause (c) of the definition of “ABR,” in each case until the Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 4.2.

SECTION 2.5       Benchmark Replacement Setting.

(a)           Benchmark Replacement.

(i)         Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.5(a)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii)          No swap agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.5).

(b)         Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)       Notices; Standards for Decisions and Determinations.  The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.5(d). Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.5.

(d)         Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Com-missions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)          Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a conversion to or continuation of SOFR Loans to be converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a conversion to ABR Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1      Applicable Currency for Repayments and Prepayments; Pro Rata Application.  The Borrower agrees that the Loans, and any fees or interest accrued or accruing thereon, shall be repaid and prepaid solely in Dollars. Except as otherwise provided in this Agreement, each payment (including each repayment and prepayment) by the Borrower will be deemed to be made ratably in accordance with the Pro Rata Shares of the Lenders, and upon receipt of any such payment the Agent will promptly thereafter distribute like funds relating to any such payment to the Lenders in accordance with their Pro Rata Shares.

SECTION 3.2      Repayments and Prepayments.  There will be no scheduled repayments of principal on the Loans prior to the Maturity Date.  On the Maturity Date, the Borrower shall repay the entire unpaid principal amount of the Loans in full in cash.  Prior thereto, payments and prepayments of the Loans shall be made as set forth below in this Section 3.2. Nothing in this Section 3.2 shall be deemed to (or be construed to) permit or authorize any transaction by any Credit Party that otherwise is prohibited or not specifically permitted by this Agreement or any other Loan Document. Unless otherwise expressly provided herein, all payments, repayments and prepayments described in this Section 3.2 shall be subject to Sections 3.10 and 3.11.

(a)          Loans.  The Borrower may, upon five (5) Business Days’ prior written notice to the Agent, voluntarily prepay the outstanding principal amount of the Loans in whole or in part.

(b)         Dispositions.  Upon any Disposition by a Credit Party or any of its Subsidiaries (other than a Permitted Disposition), made in any period of twelve (12) consecutive months that, when taken together with all other Dispositions made during such 12-month period, results in aggregate Net Cash Proceeds from such Dispositions that exceed $1,000,000 for such 12-month period, the Borrower shall, within five (5) Business Days of such Person’s receipt of such excess proceeds thereof, prepay the outstanding principal amount of the Loans in an amount equal to 100% of such excess Net Cash Proceeds.  The provisions of this clause shall not be deemed to be implied consent to any Disposition otherwise prohibited by the terms and conditions of this Agreement.

(c)         Events of Loss.  Upon the receipt by a Credit Party or any of its Subsidiaries of any Event of Loss, received in any period of 12 consecutive months, that when taken together with all other Events of Loss during such 12-month period, results in aggregate Net Cash Proceeds from such Events of Loss that exceed $1,000,000 for such 12-month period, the Borrower shall, within five (5) Business Days of such Person’s receipt of such excess proceeds thereof, prepay the outstanding principal amount of the Loans in an amount equal to 100% of such excess Net Cash Proceeds.

(d)          Other Indebtedness.  Upon the issuance, sale or other incurrence of any debt securities or other Indebtedness by a Credit Party or any of its Subsidiaries (other than Permitted Indebtedness), the Borrower shall, within five (5) Business Days of such Person’s receipt of the proceeds thereof, prepay the outstanding principal amount of the Loans in an amount equal to 100% of the net cash proceeds therefrom.  The provisions of this clause shall not be deemed to be implied consent to any such issuance, sale or incurrence otherwise prohibited by the terms and conditions of this Agreement.

(e)          Acceleration.  Immediately upon any acceleration of the applicable Maturity Date of the Loans pursuant to Section 9.2 or Section 9.3, the Borrower shall repay the Loans in full, unless, pursuant to Section 9.3, only a portion of the Loans are so accelerated (in which case the portion so accelerated shall be so repaid).

(f)           Change in Control.  Immediately upon the occurrence of a Change in Control, the Borrower shall repay the Loans in full.

(g)          Acquisitions.  Upon any acquisition by a Credit Party or any of its Subsidiaries, the Borrower shall, within three (3) Business Days of such Person’s receipt of any cash payments from vendor indemnities or report providers, prepay the outstanding principal amount of the Loans in an amount equal to 100% of such cash payments. The provisions of this clause shall not be deemed to be implied consent to any acquisition otherwise prohibited by the terms and conditions of this Agreement.

SECTION 3.3       Application.  Proceeds of each prepayment or repayment of the Loans shall be applied as set forth in clause (b) of Section 4.4.

SECTION 3.4      Interest Rate.  Subject to Section 3.5, (i) each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin and (ii) each SOFR Loan shall bear interest at a rate per annum equal to Adjusted Term SOFR for the Interest Period therefor plus the Applicable Margin.

SECTION 3.5      Default Rate.  Upon the occurrence and during the continuance of an Event of Default, and continuing until such Event of Default is no longer continuing, upon written notice by the Agent (acting pursuant to the instruction of the Majority Lenders (in their sole discretion)), the Applicable Margin shall be increased by 3.00% per annum.

SECTION 3.6      Payment Dates.  Subject to Section 3.12, interest accrued on the Loans shall be payable in cash, without duplication:

(a)           on the applicable Maturity Date therefor;

(b)          on the date of any payment or prepayment, in whole or in part, of principal outstanding on the Loans, on the principal amount so paid or prepaid;

(c)           subject to Section 3.12, on the last day of each Interest Period for the Loans; provided, however that the first such day shall be April 30, 2022;

(d)          upon the occurrence and during the continuance of an Event of Default, subject to Section 3.5, on the last day of each calendar month, at the rate set forth in Section 3.5; and

(e)           on that portion of the Loans that is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

    Interest accrued on the Loans or any other monetary Obligations after the date such amount is due and payable (whether on the applicable Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.7      Interest Computation.  All interest hereunder shall be computed on the basis of a year of 360 days (or in the case of interest computed by reference to the ABR at times when the ABR is based on the Prime Rate, such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable ABR or Adjusted Term SOFR shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

SECTION 3.8      Term SOFR Conforming Changes.  In connection with the use or administration of Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

SECTION 3.9       Fees.  The Credit Parties agree, jointly and severally, to pay to the Agent and the Lenders the fees set forth in the Fee Letter.

SECTION 3.10    Early Prepayment Fees.  Unless otherwise expressly provided herein, all payments, repayments and prepayments described in Section 3.2 and made at any time prior to the third anniversary of the ~~Closing~~Second Amendment Effective Date (whether resulting from voluntary or involuntary prepayments or repayments, acceleration (including as a result of the occurrence of any event described in Section 9.1(h) or otherwise)), shall be subject to the payment of Early Prepayment Fees as described below in this Section 3.10. Until Payment in Full occurs, all such Early Prepayment Fees shall continue to be due and payable, including after the occurrence of any Default, acceleration, maturity or otherwise. If all or any portion of the outstanding Loans are repaid or prepaid for any reason on or prior to the third anniversary of the ~~Closing~~Second Amendment Effective Date, the Borrower shall pay the Early Prepayment Fee to the Agent at the time of such prepayment or repayment, together with any other fees payable hereunder; provided that if any such repayment or prepayment (and the associated Early Prepayment Fee plus Exit Fee) on or prior to the second anniversary of the Second Amendment Effective Date is funded entirely by net cash proceeds from the simultaneous (x) issuance by the Borrower of Qualified Capital Securities or (y) acquisition of the Borrower by a third-party purchaser constituting a Change in Control, in each case, fifty percent (50%) of the Early Prepayment Fee otherwise due in respect of such repayment or prepayment shall be waived by the Lenders.  Early Prepayment Fees shall be nonrefundable once paid. The provisions of this Section 3.10 shall not be deemed to constitute implied consent to any such issuance, sale, acquisition or incurrence otherwise prohibited by the terms and conditions of this Agreement.

SECTION 3.11   Exit Fees.  If all or any portion of the outstanding Loans are repaid or prepaid for any reason, including pursuant to Section 3.2, including after the occurrence of any Default or Event of Default, acceleration, on the Maturity Date or otherwise, the Borrower shall pay the Exit Fee to the Agent at the time of such prepayment or repayment, together with any other fees payable hereunder.  Exit Fees shall be nonrefundable once paid.

SECTION 3.12    PIK Interest.  So long as no Default has occurred and is continuing, the Borrower will pay “in kind” a portion of the interest on the Loans for the Interest Period ending on each Interest Payment Date in an amount equal to two and one-half percent (2.5%) per annum (“PIK Interest”); provided that (a) by delivery of written notice to the Agent not less than five (5) Business Days prior to any Interest Payment Date, the Borrower may elect not to pay “in kind” all or a portion of the interest on the Loans for the Interest Period ending on such Interest Payment Date and subsequent Interest Payment Dates in an amount up to the PIK Interest and (b) if a Default has occurred and is continuing, Borrower will not be permitted to pay any PIK Interest. Such election shall only relate to interest that is (x) due and payable on such Interest Payment Dates specified in such written notice and (y) accrued during the Interest Period ending on such Interest Payment Dates. Any PIK Interest shall be capitalized and added to the outstanding principal amount of the Loans on the applicable Interest Payment Date.

SECTION 3.13     Capitalized Interest and Fees. For purposes of this Agreement and the other Loan Documents, all amounts capitalized and added to the principal balance of the Loans (including, but not limited to, PIK Interest pursuant to Section 3.12 and capitalized fees pursuant to the Fee Letter) will constitute a portion of the outstanding principal amount of the Loans as of the Closing Date or the applicable Interest Payment Date, as applicable, will bear interest (which shall be due and payable) in accordance with Sections 3.4, 3.5, 3.6 and, to the extent available, 3.12, and will be subject to Early Prepayment Fees and Exit Fees in accordance with Sections 3.10 and 3.11. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, in the event that any Default has occurred and is continuing on any Interest Payment Date, all interest due and payable on such date must be paid in cash, irrespective of any election at any time by the Borrower to pay such interest in the form of PIK Interest.

ARTICLE IV
SOFR AND OTHER PROVISIONS

SECTION 4.1       Increased Costs.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)         impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in Adjusted Term SOFR);

(ii)        subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)        impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or such other Recipient of participating in, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)        Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)          Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error.  The Borrower shall pay such Lender as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)         Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 4.2     Compensation for Losses.  In the event of (a)  the payment of any principal of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower, then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 4.2 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 4.3      Taxes.

(a)          Defined Terms.  For purposes of this Section, the term “applicable law” includes FATCA.

(b)          Payments Free of Taxes.  Any and all payments by or on account of any Obligation of a Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by any Withholding Agent, then such Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by such Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)          Payment of Other Taxes by the Credit Parties.  Each Credit Party agrees that, without duplication, it shall, or shall cause the appropriate Credit Party to, timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d)        Indemnification by Credit Parties.  Each Credit Party agrees that, without duplication, it shall, or shall cause the appropriate Credit Party to, indemnify each Recipient, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to a Credit Party by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)         Indemnification by the Lenders.  Each Lender shall severally indemnify the Agent, within ten (10) Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.11(b) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to such Lender from any other source against any amount due to the Agent under this paragraph (e).

(f)          Evidence of Payments.  As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section, such Credit Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment satisfactory to the Agent (acting on the instructions of the Majority Lenders acting reasonably).

(g)          Status of Lenders.

(i)          Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)         Without limiting the generality of the foregoing,

(A)        any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)          in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed copies of IRS Form W-8ECI;

(3)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 hereto to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W‑8BEN-E; or

(4)       to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W‑8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3 hereto, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 hereto on behalf of each such direct and indirect partner;

(C)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)         if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(h)          Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)          Survival.  Each party’s obligations under this Section shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 4.4       Payments, Computations; Proceeds of Collateral, Etc.  The parties hereto agree as follows:

(a)         Unless otherwise expressly provided in a Loan Document, all payments by the Borrower pursuant to each Loan Document shall be made without setoff, deduction or counterclaim not later than 11:00 a.m. (New York City time) on the date due in same day or immediately available funds to such account as the Agent shall specify from time to time by notice to the Borrower.  Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day.  All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days.  Payments due on other than a Business Day shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

(b)        All amounts received as a result of the exercise of remedies under the Loan Documents (including from the proceeds of collateral securing the Obligations) or under applicable Law shall be applied upon receipt to the Obligations as follows: (i) first, to the payment in full in cash of all interest (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar law, whether or not permitted as a claim under such law) and fees owing under the Loan Documents, and all costs and expenses owing to the Agent and the Lenders (or any of them) pursuant to the terms of the Loan Documents, until paid in full in cash, (ii) second, after payment in full in cash of the amounts specified in clause (b)(i), to the payment of the principal amount of the Loans then outstanding, (iii) third, after payment in full in cash of the amounts specified in clauses (b)(i) and (b)(ii), to the payment of all other Obligations owing to the Agent and the Lenders (or any of them), and (iv) fourth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iii), and following the Termination Date, to the Borrower or any other Person lawfully entitled to receive such surplus.

SECTION 4.5      Setoff.  Each Lender and the Agent shall, upon the occurrence and during the continuance of any Default described in clauses (i) through (iv), inclusive, of Section 9.1(h) or, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each Credit Party and each of its Subsidiaries hereby grants to each Lender and the Agent a continuing security interest in, any and all balances, credits, deposits, accounts (other than Excluded Accounts) or moneys of each Credit Party and each of its Subsidiaries then or thereafter maintained with such Lender or the Agent, as applicable.  Each Lender and the Agent agrees promptly to notify the Borrower after any such appropriation and application made by such Lender or the Agent, as applicable; provided that, the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender and the Agent under this Section are in addition to other rights and remedies (including other rights of setoff under applicable Law or otherwise) which such Lender or the Agent, as applicable, may have.

SECTION 4.6       Inability to Determine Rates.  Subject to Section 2.5, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(a)          the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(b)        the Majority Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Majority Lenders have provided notice of such determination to the Agent, the Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Agent (with respect to clause (b), at the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have con-verted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 4.2. Subject to Section 2.5, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Agent without reference to clause (c) of the definition of “ABR” until the Agent revokes such determination.

SECTION 4.7      Sharing of Payments.  If any Lender will, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on the Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion will (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as will be equitable, so that the benefit of all such payments will be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that, (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations will be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section will not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in its Loans to any assignee or participant, other than to the Borrower or any of their respective Subsidiaries (as to which the provisions of this subsection will apply).

ARTICLE V
CONDITIONS PRECEDENT

SECTION 5.1      Conditions to the Borrowing of the Closing Date Loans.  The obligation of the Lenders to make the Closing Date Loans on the Closing Date shall be subject to the execution and delivery of this Agreement by the parties hereto, the delivery of a Loan Request for the Closing Date Loans pursuant to Section 2.2, and the prior or concurrent satisfaction of each of the conditions precedent set forth below in this Section 5.1.

(a)          Secretary’s Certificate, Etc.  The Agent shall have received from each Credit Party (x) a copy of a good standing certificate (to the extent such concept it applicable in any relevant jurisdiction), dated a date reasonably close to the Closing Date, for each such Person and (y) a certificate, dated as of the Closing Date, duly executed and delivered by such Person’s Secretary, Assistant Secretary, or other Authorized Officer, director, managing member or general partner, as applicable, as to:

(i)          resolutions of each such Person’s board of directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

(ii)       the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person;

(iii)        the full force and validity of each Organic Document of such Person and copies thereof; and

(iv)        certifying that each copy document relating to it specified in this Section 5.1(a) is correct, complete and in full force and effect and has not been amended or superseded as at the date no earlier than the Closing Date;

in each case, upon which certificates the Agent may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, director, managing member or general partner, as applicable, of any such Person cancelling or amending the prior certificate of such Person.

(b)          Closing Date Certificate.  The Agent shall have received a certificate, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of the Borrower (the “Closing Date Certificate”), which certificate shall be in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders acting reasonably) and shall, among other things, represent and warrant that the statements made therein are true and correct as of such date, and, at the time such certificate is delivered, such statements shall in fact be true and correct. The statements in such certificate shall include: (i) (x) the representations and warranties set forth herein and in each Loan Document shall, in each case, be true and correct in all material respects as of the Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representations and warranties that are by their terms qualified by materiality, Material Adverse Effect or similar qualification shall be true and correct in all respects, and (y) no Default or Event of Default under and as defined in this Agreement shall have occurred and then be continuing and (ii) all of the conditions set forth in this Section 5.1 have been satisfied. All documents and agreements required to be appended to the Closing Date Certificate, if any, shall be in form and substance satisfactory to the Agent, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.

(c)         Delivery of Notes.  The Agent shall have received Notes for each Lender that has requested as such, evidencing the Closing Date Loans, which Notes shall be duly executed and delivered by an Authorized Officer of the Borrower.

(d)        Financial Information, Etc.  The Agent shall have received, which such receipt shall include the Company’s uploading of such information to the Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”), the SEC’s public database:

(i)          audited consolidated financial statements of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2020;

(ii)         unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal period ended September 30, 2021;

(iii)       draft consolidated financial statements of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2021; and

(iv)      such other financial information as to the Borrower and each of its Subsidiaries and their respective businesses, assets and liabilities as the Agent may reasonably request.

(e)         Compliance Certificate.  The Agent shall have received a Compliance Certificate, dated as of the Closing Date, duly executed (and with all schedules thereto duly completed) and delivered by the chief financial or accounting Authorized Officer of the Borrower.

(f)          Solvency, Etc.  The Agent shall have received a solvency certificate duly executed and delivered by the chief financial or accounting Authorized Officer of the Borrower, dated as of the Closing Date, in form and substance satisfactory to the Agent.

(g)          Fee Letter. The Agent shall have received the Fee Letter, dated as of the Closing Date, duly executed and delivered by the Borrower, the Agent and the Lenders.

(h)          Security Agreement, Etc. The Agent shall have received executed counterparts of the Security Agreement, dated as of the Closing Date, duly executed and delivered by the Credit Parties together with:

(i)         certificates (in the case of Capital Securities that are securities (as defined in the UCC)) evidencing all of the issued and outstanding Capital Securities owned by each Credit Party, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, if any Capital Securities (in the case of Capital Securities that are uncertificated securities (as defined in the UCC)), confirmation and evidence satisfactory to the Agent that the security interest therein has been transferred to and perfected by the Agent in accordance with Articles 8 and 9 of the UCC and all laws otherwise applicable to the perfection of the pledge of such Capital Securities;

(ii)        financing statements suitable in form for naming each Credit Party as a debtor and the Agent for the benefit of the Secured Parties as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests of the Secured Parties pursuant to the Security Agreement; and

(iii)       any Patent Security Agreement, Trademark Security Agreement or Copyright Security Agreement required to be provided under the Security Agreement, each dated as of the Closing Date, duly executed and delivered by an Authorized Officer of the applicable Credit Party.

(i)         Intercompany Subordination Agreement.  The Agent shall have received executed counterparts of the Intercompany Subordination Agreement, duly executed and delivered by each Credit Party and each of their respective Subsidiaries.

(j)           Material Agreements.  Copies of all Material Agreements shall have been made available to the Agent upon its request.

(k)         Opinion of Counsel.  The Agent shall have received a legal opinion, dated as of the Closing Date and addressed to the Agent and the Lenders, from independent legal counsel to the Credit Parties, in each case, in form and substance reasonably acceptable to the Agent.

(l)          Fees, Expenses, Etc.  The Agent shall have received for its own account and for the account of the Lenders and all fees, costs and expenses due and payable pursuant to Section 11.3, the Fee Letter or any other Loan Documents, including all closing costs and fees and all unpaid reasonable and documented expenses of the Agent and the Lenders incurred in connection with the transactions contemplated hereby (including the Agent’s legal fees and expenses).

(m)      Anti-Terrorism Laws and Beneficial Ownership.  The Agent shall have received, as applicable, (i) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) Business Days prior to the Closing Date, a Beneficial Ownership Certification.

(n)          No Material Adverse Effect.  As of the Closing Date, (i) the representations and warranties set forth herein and in each Loan Document are true and correct in all material respects; provided that any representations and warranties that are by their terms qualified by materiality, Material Adverse Effect or similar qualification shall be true and correct in all respects, (ii) no Default or Event of Default shall have then occurred and be continuing, and (iii) no Material Adverse Effect shall have occurred since December 31, 2020.

(o)         Satisfactory Legal Form.  All documents executed or submitted pursuant hereto by or on behalf of any Credit Party shall be satisfactory in form and substance to the Agent, and the Agent and its counsel shall have received all information, approvals, resolutions, opinions, documents or instruments as the Agent may reasonably request.

(p)          Debt Securities and Credit Facilities; Senior Secured Loans.  The Agent shall have received a certificate from an Authorized Officer of the Borrower certifying that, as of the time of the Closing Date Loans on the Closing Date (i) neither any Credit Party nor any of their respective Subsidiaries has issued, or authorized the issuance of, any debt securities or entered into, or authorized the entrance into, any other credit facilities and (ii) the Obligations constitute the sole secured obligations and sole Indebtedness of the Credit Parties (other than Permitted Indebtedness).

(q)        Perfection Certificate.  The Agent shall have received a Perfection Certificate, dated as of the Closing Date, duly executed (and with all schedules thereto duly completed) and delivered by the Authorized Officer of the Borrower.

(r)         Organizational Chart.  The Borrower shall have provided an accurate and complete organization chart reflecting all of the direct and indirect subsidiaries of the Borrower (including the applicable ownership percentages of each entity) as of the Closing Date, and the Agent and the Majority Lenders, in their sole discretion, shall have been satisfied with the direct and indirect equity ownership of the Credit Parties.

(s)        Warrants.  Prior to or substantially concurrently with the making of the Closing Date Loans on the Closing Date, the Warrants shall shave been issued to the applicable Hayfin Equity Investors.

(t)          Controlled Accounts.  Each Credit Party shall deliver evidence that all deposit accounts, lockboxes, disbursement accounts, investment accounts or other similar accounts of the Credit Parties (other than Excluded Accounts) are Controlled Accounts.

(u)          Mortgages.  The Credit Parties shall deliver a Mortgage with respect to the Boca Facility.

(v)          Insurance.  The Agent shall have received (i) certificates of insurance evidencing that the insurance required to be maintained pursuant to Section 7.4 is in full force and effect, together with endorsements satisfying the requirements of the last paragraph of Section 7.4, in each case, in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders acting reasonably); and (ii) certified copies of the insurance policies (or binders in respect thereof), from one or more insurance companies satisfactory to the Agent, required to be maintained pursuant to Section 7.4.

(w)         Payoff and Release Documents.  The Agent shall have received evidence that all existing indebtedness of all Credit Parties and any Subsidiaries thereof has been (or will be, substantially concurrently with the borrowing of the Closing Date Loan) paid in full, including but not limited to (i) executed counterparts of a payoff letter, duly executed and delivered by each applicable Credit Party and/or Subsidiary and any Person extending such indebtedness to such Credit Parties and/or Subsidiaries, (ii) UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Security Agreement previously granted by any Person, together with such other UCC-3 termination statements as the Agent may reasonably request from any Credit Party or any Subsidiary thereof, as applicable, (iii) executed agreements, if any, necessary to release all Liens and other rights of any Person in any Intellectual Property previously granted by any Person and (iv) such other discharge, release and termination documents as the Agent may reasonably request from any Credit Party or any Subsidiary thereof, necessary to release all Liens in any other collateral described in the Security Agreement previously granted by any Person, in each case, in form and substance satisfactory to the Agent.

SECTION 5.2     Conditions to the Borrowing of the Delayed Draw Loan.  The obligation of the Lenders to make the Delayed Draw Loan on the Delayed Draw Date shall be subject to the delivery of a Loan Request for the Delayed Draw Loan pursuant to Section 2.2, and the prior or concurrent satisfaction of each of the conditions precedent set forth below in this Section 5.2.

(a)          Closing Date Certificate.  The Agent shall have received a certificate, dated as of the Delayed Draw Date and duly executed and delivered by an Authorized Officer of the Borrower (the “Delayed Draw Date Certificate”), which certificate shall be in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders acting reasonably) and shall, among other things, represent and warrant that the statements made therein are true and correct as of such date, and, at the time such certificate is delivered, such statements shall in fact be true and correct. The statements in such certificate shall include, among others, (i) (x) the representations and warranties set forth herein and in each Loan Document shall, in each case, be true and correct in all material respects as of the Delayed Draw Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representations and warranties that are by their terms qualified by materiality, Material Adverse Effect or similar qualification shall be true and correct in all respects, and (y) no Default or Event of Default under and as defined in this Agreement shall have occurred and then be continuing and (ii) all of the conditions set forth in this Section 5.2 have been satisfied. All documents and agreements required to be appended to the Delayed Draw Date Certificate, if any, shall be in form and substance satisfactory to the Agent, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.

(b)          Delivery of Notes.  The Agent shall have received Notes for each Lender that has requested as such, evidencing the Delayed Draw Date Loan, which Notes shall be duly executed and delivered by an Authorized Officer of the Borrower.

(c)          Compliance Certificate.  The Agent shall have received a Compliance Certificate, dated as of the Delayed Draw Date, duly executed (and with all schedules thereto duly completed) and delivered by the chief financial or accounting Authorized Officer of the Borrower, evidencing, as of the Delayed Draw Date, the Borrower’s and its Subsidiaries’ compliance with the conditions set forth in Section 5.2(d) and Section 8.4, in each case immediately prior to the incurrence of the Delayed Draw Loan.

(d)          Minimum Net Sales.  Net Sales of BIVIGAM®, ASCENIVTM, Nabi-HB® and any by-products produced during the fractionation of human plasma by Borrower including, but not limited to, cryoprecipitate, Fraction V paste and Fraction I and Fraction IV intermediates for the two consecutive Fiscal Quarters ending on the most recent test date prior to the Delayed Draw Date set forth below are greater than or equal to the corresponding amount set forth opposite such test date:

Test Date	Minimum Net Sales
March 31, 2022	$45,000,000
June 30, 2022	$50,000,000
September 30, 2022	$55,000,000
December 31, 2022	$60,000,000

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

    In order to induce the Agent and the Lenders to enter into this Agreement, each Credit Party hereby jointly and severally represents and warrants to the Agent and the Lenders as follows:

SECTION 6.1     Organization, Etc.  Each Credit Party (i) is validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent such concept it applicable in any relevant jurisdiction), (ii) is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification and (iii) has full power and authority and holds all requisite Permits required to enter into and perform its Obligations under each Loan Document to which it is a party, to own and hold under lease its property and to conduct its business substantially as currently conducted by it; except in the cases of clauses (ii) and (iii), where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.2   Due Authorization, Non-Contravention, Etc.  The execution, delivery and performance by each Credit Party and each of its Subsidiaries of each Loan Document executed or to be executed by it are in each case within such Person’s powers, have been duly authorized by all necessary action, and do not:

(a)        contravene (i) any Organic Documents of such Credit Party or such Subsidiary, (ii) any court decree or order binding on or affecting such Credit Party or such Subsidiary, or (iii) any law or governmental regulation binding on or affecting such Credit Party or such Subsidiary; or

(b)          result in (i) or require the creation or imposition of, any Lien on a Credit Party’s or any of its Subsidiaries’ properties (except Permitted Liens) or (ii) a default under any contractual restriction binding on or affecting a Credit Party or any of its Subsidiaries.

SECTION 6.3      Government Approval, Regulation, Exclusivities, Etc.

(a)          Each Credit Party and each Subsidiary involved in Product Development and Commercialization Activities has all Regulatory Authorizations material to its business and operations.

(b)        Each Credit Party, each Subsidiary (as applicable) and, to the knowledge of the Credit Parties, each licensee of a Credit Party or a Subsidiary of any Intellectual Property, is in compliance with, and at all times during the past five (5) years, has materially complied with, all Healthcare Laws, the failure of compliance with which, individually or together with any other such failures, could reasonably be expected to result in a Material Adverse Effect. No Credit Party or any Subsidiary thereof has received any written notice from any Regulatory Authority citing action or inaction by any Credit Party or any Subsidiary thereof that would constitute a violation of any applicable Healthcare Law, which could reasonably be expected to result in a Material Adverse Effect.

SECTION 6.4     Validity, Etc.  Each Loan Document to which a Credit Party or any of its Subsidiaries is a party constitutes the legal, valid and binding obligations of such Person enforceable against such Person in accordance with its respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 6.5     Financial Information.  The consolidated financial statements of the Borrower and its Subsidiaries furnished to the Agent pursuant to Section 5.1(d) and Sections 7.1(a) and (b) have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

SECTION 6.6      No Material Adverse Effect.  Since December 31, 2020, there has been no event, occurrence or other circumstance that has resulted in a Material Adverse Effect.

SECTION 6.7      Litigation, Labor Matters and Environmental Matters.

(a)          Except as set forth on Schedule 6.7(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or threatened against or affecting any Credit Party or any of its Subsidiaries, which could reasonably be expected to result in a Material Adverse Effect.

(b)          There are no material labor controversies pending against or threatened, in writing, against or affecting any Credit Party or any of its Subsidiaries.

(c)          No Credit Party or any Subsidiary thereof, nor any of their respective facilities or operations is subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. There are and, to the knowledge of the Credit Parties, have been, no conditions, occurrences, or Hazardous Materials Activities which would reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Credit Parties, no predecessor of the Borrower or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any facility of the Borrower or such Subsidiary, which could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (but, for the avoidance of doubt, the Borrower has not undertaken any investigation of or made any inquiries to, or relating to, any of its or its Subsidiaries’ predecessors), and neither the Borrower’s nor any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260 270 or any state equivalent, which could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No event or condition has occurred or is occurring with respect to any Credit Party relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 6.8     Subsidiaries.  Schedule 6.8 sets forth the name and jurisdiction of incorporation or formation of each direct and indirect Subsidiary of the Borrower.  Except as set forth on Schedule 6.8, neither the Borrower nor any of its Subsidiaries owns or holds, whether beneficially or of record, any Capital Securities of any other Person.  All of the outstanding Capital Securities of the Borrower’s Subsidiaries as set forth on Schedule 6.8 have been validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Borrower free and clear of all Liens except for Permitted Liens.

SECTION 6.9     Ownership of Properties.  Each Credit Party and each of its Subsidiaries owns (i) in the case of owned real property, good and marketable fee title to, and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for non-consensual Permitted Liens.

SECTION 6.10    Taxes.  Each Credit Party and each of its Subsidiaries has filed all income and other material Tax returns and reports required by law to have been filed by it and each Credit Party has paid all Taxes owed (whether or not shown on any such Tax returns), except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and that are set forth on Schedule 6.10. Neither any Credit Party nor any of their respective Subsidiaries is (or has ever been) a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

SECTION 6.11   Pension Plans, Etc.  As of the date hereof, (i) none of the assets of any Credit Party or any of their respective Subsidiaries constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, (ii) no Credit Party nor any Subsidiaries thereof constitutes a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with a Credit Party are not subject to any statute, rule or regulation regulating investments of, or fiduciary obligations with respect to, “governmental plans” within the meaning of Section 3(32) of ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect: (i) each Welfare Plan, Plan and each Pension Plan has been established and operated in compliance with applicable Law, (ii) no ERISA Event has occurred with respect to any Pension Plan or Multiemployer Plan and (iii) no Credit Party, nor any Subsidiary thereof has any Contingent Liability with respect to any post-retirement benefit under a Welfare Plan, other than (1) liability for continuation coverage described in Part 6 of Title I of ERISA or similar state law, (2) benefits through the end of the month of termination of employment, to the extent provided under the terms of the applicable Welfare Plan and underlying insurance policy, (3) death or disability benefits attributable to deaths or disabilities occurring at or prior to termination of employment, and (4) conversion rights, and has complied with the terms of such Welfare Plan. No formal steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien on any Credit Party, any Subsidiary thereof or, to its knowledge, any ERISA Affiliate under Section 303(k) of ERISA or under Section 430(k) of the Code.

SECTION 6.12    Accuracy of Information.  None of the factual information heretofore or contemporaneously furnished in writing to the Agent or any Lender by or on behalf of any Credit Party or any of its Subsidiaries in connection with this Agreement or any other Loan Document or any transaction contemplated hereby or thereby, when taken as a whole, contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected or pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed as of the date hereof to be reasonable (it being understood that such projected information may vary from actual results and that such variances may be material).

SECTION 6.13    Regulations U and X.  No Credit Party and none of its Subsidiaries is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of any of the Loans will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X.  Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 6.14    Solvency.  The Borrower is Solvent, and the Credit Parties and their Subsidiaries taken as a whole, on a consolidated basis, are Solvent.

SECTION 6.15    Collateral and Intellectual Property.

(a)          Schedule 6.15(a) sets forth (i) a complete and accurate list of all (A) applied for, issued or registered Patents, (B) registered Trademarks (including domain names) and any pending registrations for Trademarks and (C) Copyrights and any other registered Intellectual Property, in each case that is owned or co-owned by, or exclusively or non-exclusively licensed to, any Credit Party or any Subsidiary thereof, including its name/title, current owner, registration, patent or application number, and registration or application date, and (ii) all agreements pursuant to which a Credit Party or any of its Subsidiaries obtains a license to any Intellectual Property that is material to the business of such Credit Party or its Subsidiary (excluding licenses for computer software that is commercially available to the public that are generally available for an annual or one-time license fee of no more than $250,000). For each item of Intellectual Property listed on Schedule 6.15(a), the applicable Credit Party or Subsidiary has, where relevant, indicated the following: the countries in each case in which such item is patented, registered or applied for, the application numbers, the registration or patent numbers, the filing and registration dates, and the owner of such item of Intellectual Property.

(b)          Each Credit Party and each of its Subsidiaries owns or has a valid license to all Intellectual Property used in, material to or otherwise necessary for the operation of the business of such Credit Party and Subsidiary, free and clear of any and all Liens other than Permitted Liens and all Intellectual Property set forth or required to be set forth on Schedule 6.15(a) is in full force and effect, and has not expired, lapsed or been forfeited, cancelled or abandoned except as set forth on Schedule 6.15(a). Each Credit Party and each of its Subsidiaries is the exclusive owner of all right, title and interest in and to, all such Intellectual Property that is owned or purported to be owned by such Person.

(c)        Each Credit Party and each of its Subsidiaries has taken commercially reasonable measures consistent with commercially reasonable practices in the industry in which it operates to maintain and protect its Intellectual Property, and there are no unpaid maintenance or renewal fees payable by such Person that are currently overdue for any of such registered Intellectual Property.

(d)         There is no proceeding challenging the validity or enforceability of any Intellectual Property set forth on Schedule 6.15(a), no Credit Party nor any of its Subsidiaries is involved in any such proceeding with any Person and none of the Intellectual Property set forth on Schedule 6.15(a) is the subject of any Other Administrative Proceeding.

(e)         Each item of Intellectual Property owned by a Credit Party or any Subsidiary thereof is valid, enforceable and, where registered, subsisting and such Intellectual Property licensed to a Credit Party or any Subsidiary thereof is, to the knowledge of such Credit Party or Subsidiary, valid, enforceable and subsisting and no event has occurred, and nothing has been done or omitted to have been done by the Credit Parties that could reasonably be expected to affect the validity or enforceability of such Intellectual Property.

(f)        Except for as set forth on Schedule 6.15(c)(i), to the knowledge of the Credit Parties, no third party is infringing, misappropriating or otherwise violating any Intellectual Property of any Credit Party or Subsidiary.

(g)          With respect to each license agreement listed on Schedule 6.15(a), and except as set forth thereon, such license agreement (i) is in full force and effect and is binding upon and enforceable against the Credit Party or Subsidiary party thereto and all other parties party thereto in accordance with its terms, (ii) has not been amended or modified and (iii) has not suffered a default thereunder. No Credit Party nor any Subsidiary thereof has taken any action that could reasonably be expected to permit any other Person party to any Material Agreement to have, and no such Person otherwise has, any defenses, counterclaims or rights of setoff thereunder.

(h)        No Credit Party or Subsidiary is infringing, misappropriating or otherwise violating the Intellectual Property rights of any other Person. Except as set forth on Schedule 6.15(c)(ii), no Credit Party nor any Subsidiary thereof has received written notice from any third party alleging that the conduct of its business (including the development, manufacture, use, sale or other commercialization of any Product) currently infringes, misappropriates or otherwise violates any Intellectual Property of that third party and the conduct of its business (including the development, manufacture, use, sale or other commercialization of any Product).

(i)          (i) Each Credit Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (ii) each Credit Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate, (iii) the Perfection Certificate accurately sets forth its organizational identification number or accurately states that it has none, (iv) the Perfection Certificate accurately sets forth as of the Closing Date its place of business, or, if more than one, its chief executive office as well as its mailing address (if different than its chief executive office), (v) each Credit Party (and each of its predecessors) has not, in the five (5) years prior to the Closing Date, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction and (vi) all other information set forth on the Perfection Certificate pertaining to each Credit Party and each Subsidiary thereof is accurate and complete in all material respects as of the Closing Date. If any Credit Party is not now a Registered Organization but later becomes one, it shall promptly notify the Agent of such occurrence and provide the Agent with such Credit Party’s organizational identification number. The Agent and the Lenders hereby agree that the Perfection Certificate shall be updated or deemed to be updated after the Closing Date to reflect information provided in any written notice delivered by any Credit Party to the Lenders pursuant to Section 8.17; provided that any update to the Perfection Certificate by any Credit Party pursuant to Section 8.17 shall not relieve any Credit Party of any other Obligation under this Agreement.

(j)          Each Credit Party (i) has good title to, has rights in, and the power to transfer each item of the Collateral, upon which it purports to grant a Lien under any Collateral Document, free and clear of any and all Liens except Permitted Liens, except for such minor irregularities or defects in title that do not materially interfere with the Credit Parties’ ability to conduct their business as currently conducted, including any material loss of rights and (ii) it has no deposit accounts maintained at a bank or other depository or financial institution located in the United States other than the deposit or current accounts described in the Perfection Certificate delivered to Agent in connection herewith.

SECTION 6.16    Data Privacy.

(a)         Each Credit Party and each of its Subsidiaries is, and for the past three years has been, in material compliance with (A) all Healthcare Laws; and (B) all Material Agreements (or portions thereof) to which the Borrower or any of its Subsidiaries is a party that are applicable to Data Activities, including the Borrower’s and each of its Subsidiaries’ contractual commitments to third-party analytics and advertising providers (collectively, “Privacy Agreements”). The Borrower and each of its Subsidiaries has delivered to the Agent accurate and complete copies of all Privacy Agreements.

(b)          Each Credit Party and each of its Subsidiaries takes commercially reasonable steps to protect Personal Data in its possession or control against damage or loss, and against unauthorized access, acquisition, use, modification, disclosure or other misuse, except to the extent that failure to take such steps would not reasonably result in a Material Adverse Effect. To the knowledge of the Credit Parties, in the past three (3) years, there has been no unauthorized access, use, or disclosure by a third-party of Personal Data in the possession or control of any Credit Party or any of its Subsidiaries with regard to any Personal Data of such Credit Party or such Subsidiary, except to the extent any such unauthorized access or use, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(c)          [Reserved]

(d)          The Borrower and each of its Subsidiaries has, for the past three years, implemented applicable written policies relating to Data Activities, including, without limitation, a publicly posted website privacy policy, annual privacy statements required under the Gramm-Leach-Bliley Act or applicable Healthcare Law, and a comprehensive information security program that includes appropriate written information security policies (“Privacy and Data Security Policies”). The Borrower and each of its Subsidiaries has made available a true, correct, and complete copy of each Borrower Privacy and Data Security Policy in effect at any time over the past three years. For the past three years, the Borrower and each of its Subsidiaries has been and is in material compliance with all such Privacy and Data Security Policies, and neither the Borrower nor any of its Subsidiaries engages in any undisclosed collection of Personal Data on its website or any third-party websites. Neither the execution, delivery, or performance of this Agreement, nor the consummation of any of the transactions contemplated under this Agreement, nor the Agent’s or any Lender’s possession, use, or disclosure of Personal Data will materially violate any of the Privacy Agreements, Privacy and Data Security Policies, or any applicable Healthcare Laws.

(e)        For the past three years, the Borrower and each of its Subsidiaries have provided notifications to, and have obtained consent from, Persons regarding its Data Activities where such notice or consent is required by Healthcare Laws.  The Borrower and each of its Subsidiaries have, for the past three years, collected all Personal Data in accordance with its Privacy Policies and Healthcare Laws, and the Borrower’s and each of its Subsidiaries’ collection of such Personal Data or any other data from third parties is in accordance with any requirements from such third parties, including written website terms and conditions. In the past three years, neither the Borrower nor any of its Subsidiaries have (i) received direct written communication from any website owner or operator that the Borrower’s or any of its Subsidiaries’ access to such website is unauthorized; (ii) entered into a written agreement with any website owner or operator prohibiting scraping activity; (iii) accessed any website’s information through illicitly circumventing a password requirement or similar technological barrier; or (iv) scraped any data from a website that has a clickwrap agreement prohibiting such activity.

(f)         There is no pending, nor in the past three years has there been any, complaint, audit, proceeding, investigation, or claim against the Borrower or any of its Subsidiaries initiated by (a) any person or entity; (b) the United States Federal Trade Commission, any state attorney general or similar state official; (c) any other Governmental Authority, in the case of clauses (a) through (e), inclusive, alleging that any Data Activity of any Credit Party or any Subsidiary thereof: (A) is in violation of any applicable Healthcare Laws, (B) is in violation of any Privacy Agreements, (C) is in violation of any Privacy and Data Security Policies, or (D) otherwise constitutes an unfair, deceptive, or misleading trade practice.

(g)        For the past three years, the Borrower and each of its Subsidiaries have taken all commercially reasonable steps (including, without limitation, implementing, maintaining, and monitoring compliance with government-issued or industry standard measures with respect to administrative, technical and physical security) to ensure that all Personal Data in its possession or control is protected against damage, loss, and against unauthorized access, acquisition, use, modification, disclosure or other misuse. To the knowledge of the Credit Parties, in the past three years there has been no material unauthorized access, use, or disclosure of Personal Data in the possession or control of the Borrower or any of its Subsidiaries and any of its contractors with regard to any Personal Data obtained from or on behalf of the Borrower and each of its Subsidiaries.

(h)          For the past three years, the Borrower and each of its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable measures and procedures to ensure that the Borrower’s and each of its Subsidiaries’ Systems are free from malware and other harmful code, including, but not limited to, the use of commercially available up to date antivirus software. For the past three years there have been no material successful unauthorized intrusions or breaches of the security of the Borrower’s or any of its Subsidiaries’ Systems or any unauthorized access, use, damage to or disclosure of the Borrower’s or any of its Subsidiaries’ information or Intellectual Property which, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

(i)        For the past three years, the Borrower and each of its Subsidiaries have contractually required all third parties, including vendors, affiliates, and other persons providing services to the Borrower and each of its Subsidiaries that have access to or receive Personal Data from or on behalf of the Borrower and each of its Subsidiaries to comply with all applicable Healthcare Laws, and to take all commercially reasonable steps to ensure that all of the Borrower’s and each of its Subsidiaries’ Personal Data in such third parties’ possession or control is protected against damage, loss, and against unauthorized access, acquisition, use, modification, disclosure or other misuse.

(j)          For the past three years, the Borrower and each of its Subsidiaries has been in material compliance with all U.S. federal and state laws and regulations pertaining to sales, marketing, and electronic communications, including, without limitation, the CAN-SPAM Act, the Telephone Consumer Protection Act, and the Telemarketing Sales Rule.

SECTION 6.17   Material Agreements.  Set forth on Schedule 6.17 is a complete and accurate list of each Material Agreement of the Credit Parties and their Subsidiaries. After giving effect to the consummation of the transactions contemplated by this Agreement, each such Material Agreement is a valid and binding obligation of the applicable Credit Party and, to the knowledge of the Credit Parties, each other party thereto, and is in full force and effect, and neither the applicable Credit Party nor, to the knowledge of the Credit Parties, any other party thereto is in material breach thereof or default thereunder, except where such breach or default (which default has not been cured or waived) could not reasonably be expected to give rise to any cancellation, termination or acceleration right of the applicable counterparty thereto. No Credit Party or any Subsidiary thereof has received any written notice from any party thereto asserting or, to the knowledge of the Credit Parties threatening to assert, circumstances that could reasonably be expected to result in the cancellation, termination or invalidation of any such Material Agreement.

SECTION 6.18    Permits.  The Credit Parties and their Subsidiaries have all material Permits, including Environmental Permits, necessary or required for the ownership, operation and conduct of its business and the distribution of the Products.  All such Permits are validly held and there are no material defaults thereunder.

SECTION 6.19    Regulatory Matters.  With respect to each Product:

(a)        Set forth on Schedule 6.19(a) is a complete and accurate list of all material Regulatory Authorizations relating to the Credit Parties and their Subsidiaries, the conduct of their business, and the Products. All such material Regulatory Authorizations are (i) legally and beneficially owned exclusively by the Credit Parties and their Subsidiaries, as applicable, free and clear of all Liens other than Permitted Liens, and (ii) as applicable, validly registered and on file with the applicable Governmental Authority, in material compliance with all filing and maintenance requirements (including any fee requirements) thereof, and are in good standing, valid and enforceable with the applicable Governmental Authority. All material required notices, registrations and listings, applications, supplemental applications or notifications, reports (including recalls, field alerts, and other reports of adverse experiences) and other required material filings with respect to the Products for the last five (5) years have been timely filed with the FDA and all other applicable Governmental Authorities.

(b)          (i) All material regulatory filings required by any Regulatory Authority or in respect of any Regulatory Authorization with respect to any Product or any Product Development and Commercialization Activities in the last five (5) years have been made, and all such filings are materially complete and correct and have complied in all material respects with all applicable Healthcare Laws, (ii) all clinical and pre-clinical trials, if any, of investigational Products have been and are being conducted by the Credit Parties and their Subsidiaries in material accordance with all applicable Healthcare Laws along with appropriate monitoring of clinical investigator trial sites for their compliance, and (iii) the Credit Parties and their Subsidiaries have disclosed to the Agent all such material regulatory filings and all material communications between representatives of the Credit Parties (and their Subsidiaries) and any Regulatory Authority.

(c)         The Credit Parties, their Subsidiaries and the agents thereof are and for the past three (3) years have been in compliance in all material respects with all applicable statutes, rules and regulations (including all Healthcare Laws and Regulatory Authorizations) of all applicable Governmental Authorities, including the FDA and all other Regulatory Authorities, with respect to each Product and all Product Development and Commercialization Activities related thereto.

(d)        Except as set forth on Schedule 6.19(d), no Credit Party nor any of its Subsidiaries has received from any Regulatory Authority any material written notice of non-compliance, potential non-compliance or adverse findings with respect to any Product or any Product Development and Commercialization Activities related thereto, including any FDA Form 483, notices of violations or potential violations, Warning Letters, untitled letters, criminal proceeding notices under Section 305 of the FD&C Act, or any other similar communication from any Regulatory Authority within the last three (3) years.  Except as set forth on Schedule 6.19(d), there have been no recalls, market withdrawals, field notifications or corrections, detentions, seizures, notifications or allegations of misbranding or adulteration or safety alerts conducted, requested, or threatened by any Regulatory Authority, or (for example in the case of a recall) initiated by Credit Party or any of its Subsidiaries, relating to any Products within the last five (5) years.  No Credit Party nor any of its Subsidiaries has received any written notification that remains unresolved from the FDA or any other Regulatory Authority indicating any material breach or violation of any applicable Regulatory Authorization, including that any of the Products are misbranded or adulterated as defined in the FD&C Act, or the rules and regulations promulgated thereunder, within the last five (5) years.

(e)          No Credit Party, nor any of its Subsidiaries, nor any officer, employee or agent thereof, has made an untrue statement of a material fact or fraudulent statements to the FDA or any other Regulatory Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made (or was not made), could reasonably be expected to provide a basis for the FDA or any other Regulatory Authority to invoke its policy respecting Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy.

(f)          Except as set forth on Schedule 6.19(f), no Credit Party nor any of its Subsidiaries has received any written notice that the FDA or any other applicable Regulatory Authority has commenced or initiated, or threatened to commence or initiate, any action to withdraw any Regulatory Authorization, requested a recall of any Products or commenced or initiated or threatened to commence or initiate, any action to enjoin any Product Development and Commercialization Activities of such Credit Party or such Subsidiary.

(g)         Except as set forth on Schedule 6.19(g), the clinical, preclinical, safety and other studies and tests conducted by or on behalf of or sponsored by the Credit Parties and their Subsidiaries, or in respect of which any Products or Product candidates under development have participated, were (and if still pending, are) being conducted in material accordance with all applicable Regulatory Authorizations and Healthcare Laws.

(h)         The transactions contemplated by the Loan Documents (or contemplated by the conditions to effectiveness of any Loan Document) will not impair any Credit Party’s or any of its Subsidiaries’ ownership of or rights under (or the license or the right to use, as the case may be) any Regulatory Authorizations relating to the Products in any material manner, and no consent or other authorization of any Governmental Authority is required in connection with the transactions contemplated hereby, including the Liens granted in connection herewith and the exercise of rights and remedies with respect thereto.

SECTION 6.20    Transactions with Affiliates.  Except as set forth on Schedule 6.20, no Credit Party and none of its Subsidiaries has entered into, renewed, extended or been a party to, any transaction (including the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate during the three (3)-year period prior to the Closing Date, which would not be permitted pursuant to Section 8.11.

SECTION 6.21   Investment Company Act.  No Credit Party and none of its Subsidiaries is an “investment company” or is “controlled” by an “investment company,” as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 6.22    OFAC.  No Credit Party, any of its Subsidiaries, any Related Party, any of their respective directors, officers, or employees nor any agents or other persons acting on behalf of any of the foregoing (a) is currently the target of any Sanctions, (b) is located, organized or residing in any Designated Jurisdiction, (c) is or has been (within the previous five (5) years) engaged in any transaction with, or for the benefit of, any Person who is now or was then the target of Sanctions or who is located, organized or residing in any Designated Jurisdiction or (d) is or has ever been in violation of or subject to an investigation relating to Sanctions.  No Loans, and none of the proceeds from the Loans, have been or will be used, directly or indirectly, to lend, contribute or provide to, or has been or will be otherwise made available to fund, any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including the Agent, any Lender and its and their respective Affiliates) of Sanctions.

SECTION 6.23   Anti-Corruption.  No Credit Party, any of its Subsidiaries, any Related Party, or any of their respective directors, officers, or employees or any agents or other persons acting on behalf of any of the foregoing, directly or indirectly, has (a) violated or is in violation of any applicable anti-corruption law, (b) made, offered to make, promised to make or authorized the payment or giving of, directly or indirectly, any Prohibited Payment or (c) been subject to any investigation by any Governmental Authority with regard to any actual or alleged Prohibited Payment.

SECTION 6.24    Deposit and Disbursement Accounts.  Schedule 6.24 contains a list of all banks and other financial institutions at which any Credit Party or any of its Subsidiaries maintains deposit accounts, lockboxes, disbursement accounts, investment accounts or other similar accounts, and Schedule 6.24 correctly identifies the name, address and telephone number of each bank or financial institution, the name in which the account is held, the type of account, and the complete account number therefor. Each such account (other than each Excluded Account) is a Controlled Account.

SECTION 6.25   Registration Rights.  Except as set forth on Schedule 6.25, no Credit Party and none of its Subsidiaries has granted or agreed to grant any registration rights, including piggyback rights, to any Person.

SECTION 6.26   Royalty and Other Payments.  Except as set forth on Schedule 6.26, no Credit Party and none of its Subsidiaries is obligated to pay any royalty, milestone payment, deferred payment or any other contingent payment in respect of any Product.

SECTION 6.27   Sale and Leaseback.  No Credit Party and none of its Subsidiaries has entered, directly or indirectly, into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person.

SECTION 6.28   Senior Secured Obligations.  The Obligations constitute the sole senior secured obligations and sole Indebtedness (except as set forth in Schedule 8.2(c)) of the Credit Parties and their Subsidiaries as of the time of receipt of the Closing Date Loans on the Closing Date.

SECTION 6.29    Beneficial Ownership Certification.  The information included in the Beneficial Ownership Certification is true and correct in all respects.

SECTION 6.30          Supply and Manufacturing.

(a)          To the knowledge of the Credit Parties, the Products have at all times been manufactured in sufficient quantities and of a sufficient quality to satisfy demand of the Products, without the occurrence of any event causing inventory of the Products to have become exhausted prior to satisfying such demand or any other event in which the manufacture and release to the market of the Products does not satisfy the sales demand for the Products and which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

(b)          To the knowledge of the Credit Parties, no manufacturer of any Product is currently subject to a Form 483 that prevents the manufacturing, testing, and release of such Product and that, with respect to any such Form 483, all scientific and technical violations or other issues relating to good manufacturing practice requirements documented therein, and any disputes regarding any such violations or issues, have been corrected or otherwise resolved.

ARTICLE VII
AFFIRMATIVE COVENANTS

    The Credit Parties hereby jointly and severally covenant and agree for the benefit of the Agent and the Lenders that, until the Termination Date has occurred, the Credit Parties will perform or cause to be performed by each of their respective Subsidiaries, as applicable, the obligations set forth below.

SECTION 7.1      Financial Information, Reports, Notices, Etc.  The Borrower will furnish the Agent copies of the following financial statements, reports, notices and information:

(a)          as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter (excluding the last Fiscal Quarter of each Fiscal Year), an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, and consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such period, including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of the Borrower and its Subsidiaries (subject to normal year-end audit adjustments); provided that such financial statements, reports and information shall be deemed to be furnished to the Agent upon uploading such statements, reports and information publicly to EDGAR prior to the date that is forty-five (45) days after the end of such Fiscal Quarter;

(b)          as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants acceptable to the Agent, which shall include a calculation of the financial covenants set forth in Section 8.4 and stating that, in performing the examination necessary to deliver the audited financial statements of the Borrower, no knowledge was obtained of any Event of Default; provided that such financial statements, reports and information shall be deemed to be furnished to the Agent upon uploading such statements, reports and information publicly to EDGAR prior to the date that is ninety (90) days after the end of such Fiscal Year;

(c)        (i) within ten (10) days after the end of each calendar month, a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the Borrower, showing compliance with the financial covenant set forth in Section 8.4(a) and (ii) concurrently with the delivery of the financial information required to be delivered pursuant to clauses (a) and (b) above, a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the Borrower, (x) showing compliance with the financial covenant set forth in Section 8.4(b), (y) stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Borrower or any of its Subsidiaries has taken or proposes to take with respect thereto) and (z) stating that no Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate (or, if a Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate, a statement that such Subsidiary has complied with Section 7.8);

(d)         as soon as available and in any event within sixty (60) days after the end of each Fiscal Year (or, with respect to the Fiscal Year ended December 31, 2022, upon written request by the Agent, e-mail being sufficient (acting on its own or at the request of the Majority Lenders) within fifteen (15) business days following such request), an annual budget, a business plan and financial forecasts of the Borrower and its Subsidiaries for the then-current Fiscal Year of the Borrower, in form and substance as approved by the board of directors (or equivalent) of the Borrower, which shall include a projection of income and a projected cash flow statement for each Fiscal Quarter in such Fiscal Year and a projected balance sheet as of the end of each Fiscal Quarter in such Fiscal Year, in each case prepared in reasonable detail, with appropriate presentation and discussion (in reasonable detail) of the principal assumptions upon which such budgets and projections are based, which shall be accompanied by the statement of an Authorized Officer of the Borrower to the effect that such budget and projections are based on reasonable and good faith estimates and assumptions made by the management of the Borrower for the respective periods covered thereby;

(e)         as soon as possible and in any event within five (5) Business Days after the Borrower obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default, event or occurrence and the action which the Borrower has taken and proposes to take with respect thereto;

(f)          as soon as possible and in any event within five (5) Business Days after the Borrower obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Schedule 6.7(a) and in the following clause (ii), (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7 or alleging actual violations of any Healthcare Laws or (iii) notice of or the occurrence of, as applicable, any communications or activity of the type described in Sections 6.19(d), (e) or (f), notice thereof and, to the extent the Agent or any Lender requests, copies of all material documentation relating thereto;

(g)         as soon as possible and in any event within five (5) Business Days after the Borrower obtains knowledge of any return, recovery, dispute or claim related to any Product or inventory that involves more than $2,500,000, written notice thereof from an Authorized Officer of the Borrower which notice shall include any statement setting forth details of such return, recovery, dispute or claim;

(h)         as soon as possible and in any event within five (5) Business Days after becoming aware of (i) the institution of any formal steps by any Person to terminate any Pension Plan, (ii) the failure of a Credit Party or any Subsidiary thereof to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien such Credit Party or such Subsidiary under Section 303(k) of ERISA or under Section 430(k) of the Code, (iii) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that any such Person furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any ERISA Event or event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by a Credit Party or any of its Subsidiaries of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto, written notice thereof from an Authorized Officer of the Borrower, which notice shall include a statement setting forth details of such events;

(i)         promptly upon receipt thereof, copies of all “management letters” (or equivalent) submitted to the Borrower or any of its Subsidiaries by the independent public accountants referred to in Section 7.1(b) in connection with each audit made by such accountants; and

(j)          such other financial and other information as the Agent or any Lender may from time to time reasonably request (including information and reports in such detail as the Agent or any Lender may request with respect to the terms of and information provided pursuant to the Compliance Certificate).

SECTION 7.2     Maintenance of Existence; Compliance with Contracts, Laws, Etc.  Each Credit Party will, and will cause each of its Subsidiaries to, (i) preserve and maintain its legal existence (except as otherwise permitted by Section 8.8), (ii) perform in all material respects its obligations under Material Agreements to which it is a party, and (iii) comply in all material respects with all applicable Laws, rules, regulations and orders, including all Healthcare Laws and the payment (before the same become delinquent) of all Taxes imposed upon such Credit Party or such Subsidiary or upon its property, except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of such Credit Party or such Subsidiary.

SECTION 7.3     Maintenance of Properties.  Each Credit Party will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary material repairs, renewals and replacements so that the business carried on by such Credit Party or such Subsidiary may be properly conducted at all times, unless the Disposition of such property is otherwise permitted by Section 8.8 or Section 8.9.

SECTION 7.4     Insurance.  Each Credit Party will, and will cause each of its Subsidiaries to, maintain:

(a)         insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as such Credit Party or such Subsidiary; and

(b)        all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

    Without limiting the foregoing, all insurance policies required pursuant to this Section shall (i) name the Agent, for the benefit of the Secured Parties, as mortgagee (in the case of property insurance) or loss payee or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or material modification of the policies will be made without the prior written notice to the Agent and (ii) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents. If any Credit Party or any of its Subsidiaries fails to provide or pay for any such insurance, the Agent may but is not obligated to, obtains the same at such Credit Party’s or such Subsidiary’s expense.

SECTION 7.5     Books and Records.  Each Credit Party will, and will cause each of its Subsidiaries to, keep books and records that accurately reflect all of its business affairs and transactions and permit the Agent, any Lenders or any of their respective representatives, at reasonable times and intervals upon reasonable notice to the Borrower, to visit such Credit Party’s or such Subsidiary’s offices, to discuss such Credit Party’s or such Subsidiary’s financial matters with its officers and employees, and its independent public accountants (and the Credit Parties hereby authorize such independent public accountant to discuss such Credit Party’s or such Subsidiary’s financial matters with the Agent, any Lenders or any of their respective representatives whether or not any representative of such Credit Party or such Subsidiary, as applicable, is present) and to examine (and photocopy extracts from) any of its books and records.  The Credit Parties will, and will cause each of their Subsidiaries to, pay all fees and expenses of the Agent or such Lender, including any fees of such independent public accountant incurred in connection with the Agent’s or any Lender’s exercise of its rights pursuant to this Section; provided, however, that in the absence of a Default and an Event of Default, the Credit Parties shall not be responsible for the costs associated with more than one such visit or inspection during any Fiscal Year.

SECTION 7.6     Environmental Law Covenant.  Each Credit Party will, and will cause each of its Subsidiaries to, (i) use and operate all of its and their businesses, facilities and properties in material compliance with all Environmental Laws, and keep and maintain all Environmental Permits and remain in compliance therewith and (ii) promptly notify the Agent of, and provide the Agent with copies of all material claims, complaints, notices or inquiries relating to, any actual or alleged non-compliance with any Environmental Laws or Environmental Permits or any actual or alleged Environmental Liabilities. Each Credit Party will, and will cause each of its Subsidiaries to, promptly resolve, remedy and mitigate any such non-compliance or Environmental Liabilities, and shall keep the Agent informed as to the progress of same.

SECTION 7.7     Use of Proceeds.  Proceeds of the Loans shall be used only (i) to refinance in full the existing debt of the Credit Parties, (ii) to advance the commercial sales of the Borrower’s FDA-approved products through the procurement of raw materials for the manufacturing of BIVIGAM® and ASCENIVTM, (iii) to expand the Borrower’s plasma collection facility network, (iv) to scale the manufacturing capacity of the Boca Facility and make continuous improvements thereto in order to adhere to cGMP compliance, (v) to explore business development opportunities, (vi) to acquire inventory, (vii) for general corporate purposes and (viii) to pay transaction costs and expenses under the Loan Documents.

SECTION 7.8      Future Guarantors, Security, Etc.  Each Credit Party agrees that:

(a)          it will, and will cause each of its Subsidiaries, existing as of the Closing Date to, execute any documents, Mortgages and Mortgage Instruments, UCC-1 financing statements, UCC-3 termination statements, agreements and instruments, and take all further action that may be required under applicable Law, or that the Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens) of the Liens created or intended to be created by the Loan Documents; including, without limitation, actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction to create any security interests in assets of the Credit Parties located or titled outside of the United States or to perfect or make enforceable any security interests in any Collateral;

(b)          it will cause each of its Subsidiaries that is acquired or organized by it after the Closing Date, on or within thirty (30) days of such acquisition or organization (or such longer period as the Agent may agree in its sole discretion), to (i) execute a supplement (in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders acting reasonably)) to each applicable Loan Document (including the Security Agreement, the Intercompany Subordination Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement and other security documents, and the Subsidiary Guaranty) in favor of the Agent and the other Secured Parties, (ii) execute or deliver such other UCC-1 financing statements, UCC-3 termination statements, documents, Mortgages, Mortgage Instruments and Leasehold Mortgages, agreements and instruments as the Agent may reasonably request, and (iii) take all further action that may be required under applicable Law, or that the Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens) of the Liens created or intended to be created by the Loan Documents; provided that no Mortgage or Mortgage Instruments will be required with respect to any real property having a fair market value of less than $1,250,000;

(c)          it will promptly notify the Agent of any real property subsequently (i) acquired by it or any of its Subsidiaries and will provide the Agent with a description of such real property, the acquisition date thereof and the purchase price therefor, and if reasonably requested by the Agent, execute and deliver Mortgages and Mortgage Instruments in order to grant perfected and first priority Liens on such real property and (ii) leased by it or any of its Subsidiaries and will provide the Agent with a description of such real property, a copy of the lease agreement therefor, and if reasonably requested by the Agent, execute and deliver Leasehold Mortgages in order to grant perfected and first priority Liens on such real property, Landlord Consents and/or SNDAs; provided that no Mortgage or Mortgage Instruments will be required with respect to any real property having a fair market value of less than $1,250,000;

(d)          it will, and will cause each of its Subsidiaries to, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as the Agent shall designate, it being agreed that it is the intent of the parties that the Obligations shall at all times be secured by, among other things, substantially all the assets of Credit Parties and such Subsidiaries (including personal property acquired subsequent to the Closing Date), in each case, located in the United States and in any non-U.S. jurisdiction;

(e)          it will, and will cause each of its Subsidiaries, to, at its cost and expense, promptly upon acquisition, filing or issuance of any Patent, Trademark, Copyright, Product Agreement or other Material Intellectual Property anywhere in the world, notify the Agent of such acquisition, filing or issuance of any Patent, Trademark, Copyright, Product Agreement or other Material Intellectual Property and execute a supplement (in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders acting reasonably)) to each applicable Loan Document (including the Security Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement and other security documents); and

(f)          all Liens described above in this Section 7.8 will be created under the Loan Documents in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders acting reasonably), and each Credit Party will, and will cause each of its Subsidiaries to, deliver or cause to be delivered to the Agent all such instruments and documents (including legal opinions and lien searches) as the Agent shall reasonably request to evidence compliance with this Section 7.8.

SECTION 7.9     Obtaining of Permits, Etc.  With respect to Products, each Credit Party will, and will cause each of its Subsidiaries to, obtain, maintain and preserve, and take all necessary action to timely renew all Permits (including Key Permits) and accreditations which are necessary in the proper conduct of its business.

SECTION 7.10     Product Licenses.  Each Credit Party will, and will cause each of its Subsidiaries to, (i) maintain each Permit, including each Regulatory Authorization, from, or file any notice or registration in, each jurisdiction in which such Credit Party or such Subsidiary is required to obtain any Permit or Regulatory Authorization or to file any notice or registration, in order to sell or distribute the Products and (ii) upon request of the Agent, promptly provide evidence of same to the Agent.

SECTION 7.11   Maintenance of Regulatory Authorizations, Contracts, Intellectual Property, Etc.  With respect to the Products, each Credit Party will, and will cause each of its Subsidiaries to, (i) maintain in full force and effect all Regulatory Authorizations, contract rights, or other rights necessary for the operations of its business, (ii) notify the Agent, promptly after learning thereof, of any Product recalls, safety alerts, corrections, withdrawals, marketing suspensions, removals or the like conducted, to be undertaken or issued by such Credit Party, such Subsidiary or its respective suppliers whether or not at the request, demand or order of any Governmental Authority or otherwise with respect to any Product, or any basis for undertaking or issuing any such action or item, (iii) maintain in full force and effect, and pay all costs and expenses relating to, all Material Intellectual Property owned or Controlled by such Credit Party or such Subsidiary and all Material Agreements, (iv) notify the Agent, promptly after learning thereof, of any infringement or other violation by any Person of its Intellectual Property and aggressively pursue any such infringement or other violation except in any specific circumstances where both (x) such Credit Party or such Subsidiary is able to demonstrate that it is not commercially reasonable to do so and (y) not doing so does not materially adversely affect any Product, (v) use commercially reasonable efforts to pursue and maintain in full force and effect legal protection for all new Intellectual Property developed or Controlled by such Credit Party or such Subsidiary, (vi) notify the Agent, promptly after learning thereof, of (x) any claim by any Person that the conduct of such Credit Party’s or such Subsidiary’s business (including the development, manufacture, use, sale or other commercialization of any Product) infringes any Intellectual Property of such Credit Party or such Subsidiary and, if requested by the Agent, use commercially reasonable efforts to resolve such claim, or (y) any event, circumstance, act or omission that could reasonably be expected to cause any representation or warranty contained in Section 6.19 to be incorrect in any material respect if such representation or warranty was to be made at the time such Credit Party or such Subsidiary learned of such event, circumstance, act or omission and (vii) notify the Agent, promptly after learning thereof, if any Patents constituting Material Intellectual Property are challenged or found invalid by any relevant Governmental Authority.

SECTION 7.12    Cash Management.  Each Credit Party will, and will cause each of its Subsidiaries to:

(a)          maintain all deposit accounts, disbursement accounts, investment accounts (and other similar accounts) and lockboxes (other than Excluded Accounts) with a bank or financial institution that has executed and delivered to the Agent a Controlled Account Agreement in form and substance reasonably acceptable to the Agent; each such deposit account, disbursement account, investment account (or similar account) and lockbox (each, a “Controlled Account”) shall be a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations, and the Credit Parties shall have granted a Lien to the Agent, for the benefit of the Secured Parties, over such Controlled Accounts; and

(b)          deposit promptly, and in any event no later than (i) five (5) Business Days after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts and other rights and interests into Controlled Accounts; and

(c)          at any time after the occurrence and during the continuance of an Event of Default, at the request of the Agent, the Credit Parties and their Subsidiaries will cause all payments constituting proceeds of accounts to be directed into lockbox accounts under Controlled Account Agreements in form and substance satisfactory to the Agent.

SECTION 7.13    Post-Closing Covenants.

(a)          Notices of Commencement.  As soon as possible, but in no event later than the earlier of (i) the date that is forty-five (45) days following the Closing Date and (ii) the date on which Stewart Title Company (“Stewart”), as the title insurance company, is prepared to issue the Boca Facility Title Policy, the Credit Parties shall have delivered to the Agent and Stewart all applicable documents necessary to evidence the termination of the Notices of Commencement identified on Schedule 7.13(a), including, but not limited to (i) owner’s affidavits identifying all parties who gave notice to owner, (ii) contractor’s final affidavits, together with final waiver and releases of liens from each of the subcontractors and materialmen who gave notice to owner or who are listed as unpaid in the contractor’s final affidavits, (iii) terminations of notice of commencement in compliance with Section 713.132, Florida Statutes and (iv) final lien waiver and releases from the general contractor(s).

(b)          Environmental Matters.  As soon as possible but in no event later than forty-five (45) days following the Closing Date, the Credit Parties shall deliver to the Agent a Phase I Environmental Site Assessment Report and such other reports, in form, scope and substance satisfactory to the Agent, and certified to the Agent and Lenders (“Environmental Reports”) regarding environmental matters relating to the Boca Facility. In the event that any Environmental Report identifies any environmental issues and/or recommendations to address such issues, the Credit Parties shall implement the recommendations as stated in such Environmental Report and shall deliver documentation in form, scope and substance that is satisfactory to the Agent demonstrating that the identified environmental issues have been addressed.

(c)          Survey.  As soon as possible but in no event later than forty-five (45) days following the Closing Date, the Credit Parties shall deliver to the Agent a 2021 ALTA/NSPS Land Title Survey prepared by a licensed surveyor reasonably satisfactory to the Agent and Stewart, in form, scope and substance satisfactory to Agent, certified to the Agent, Lenders and Stewart and sufficient to remove the standard title survey exceptions (the “Survey”) for the Boca Facility.

(d)          Property Zoning Report.  As soon as possible but in no event later than forty-five (45) days following the Closing Date, the Credit Parties shall deliver to the Agent a zoning report, in form, scope and substance satisfactory to the Agent, and certified to the Agent and Lenders (the “PZR”) for the Boca Facility.

(e)          Title Insurance Policy; Mortgage.  Within forty-five (45) days following the Closing Date, and subject to the consent of the Agent, the Credit Parties shall have (i) caused the Mortgage for the Boca Facility to be properly recorded in the public records of Palm Beach County, (ii) caused the UCC-1 financing statement relating to the Boca Facility to be filed with the Secretary of State of the State of Delaware, (iii) caused the ALTA mortgagee title insurance policy in a form acceptable to the Agent to be issued with respect to the Boca Facility and insuring the first priority lien of the Mortgage encumbering the Boca Facility (the “Boca Facility Title Policy”) and (iv) delivered such other Mortgage Instruments as required by the Agent or Stewart in connection with the Mortgage.

(f)          Landlord Lien Waivers.  Within ninety (90) days following the Closing Date, the Credit Parties shall use commercially reasonable efforts to deliver the Landlord Consents from the landlords under the leases listed on Schedule 7.13(f).

(g)          SNDAs.  Within ninety (90) days following the Closing Date (or such later date as may be consented to by the Agent in its sole discretion), the Credit Parties shall use commercially reasonable efforts to deliver subordination, non-disturbance and attornment agreements in form, scope and substance satisfactory to the Agent (each, an “SNDA”) with respect to the leased locations listed on Schedule 7.13(g) or written confirmation, including via email, from the landlords under the leases for such leased locations that there is no mortgage, deed of trust or other security interest encumbering the premises on which such leased locations are located.

(h)          Leasehold Mortgages.

(i)          As soon as possible but in no event later than thirty (30) days following the Closing Date, the Credit Parties shall have delivered confirmation to the Agent of whether Home Center Properties, LLC, a Georgia limited liability company (the “Marietta Landlord”) intends to consent to the granting of a Leasehold Mortgage with respect to that certain leased real property located at 166 Ernest W. Barrett Parkway, NW, Marietta, GA (the “Marietta Facility”).

(ii)         In the event that the Marietta Landlord consents to the granting of a Leasehold Mortgage, as soon as possible but in no event later (y) than forty-five (45) days following the date of such confirmation, the Credit Parties shall have delivered to Agent a leasehold title insurance commitment, Survey, Environmental Report and PZR with respect to the Marietta Facility in form and substance reasonably satisfactory to the Agent and (z) one hundred twenty (120) days following the date of such confirmation a Leasehold Mortgage with respect to the Marietta Facility. In the event that any Environmental Report identifies any environmental issues and/or recommendations to address such issues, the Credit Parties shall implement the recommendations as stated in such Environmental Report and shall deliver documentation in form, scope and substance that is satisfactory to the Agent demonstrating that the identified environmental issues have been addressed.

(iii)       In the event that the Marietta Landlord rejects the request for a Leasehold Mortgage, then as soon as possible but in no event later than ninety (90) days following such rejection, the Credit Parties shall use commercially reasonable efforts to deliver to the Agent a Landlord Consent and SNDA with respect to the Marietta Facility.

(i)          Intellectual Property.  Within ninety (90) days following the Closing Date, the Borrower shall record assignments in the United States Patent and Trademark Office and the United States Copyright Office, as and to the extent applicable, to assign all Material Intellectual Property to one or more Subsidiary Guarantor, and shall provide evidence to the Agent of submission of such recordations.

(j)          Certain Material Agreements.  Within one hundred eighty (180) days following the Closing Date, the Borrower shall use commercially reasonable efforts assign all of its rights and obligations under each Material Agreement listed on Schedule 7.13(j) to the applicable Subsidiary Guarantor listed on such schedule, and shall provide evidence to the Agent of such assignment; provided that no such assignment shall be required (x) to the extent the Borrower, in its business or commercial judgment, believes that such Material Agreement cannot be assigned without such assignment giving rise to federal, state or other governmental regulatory, legal, compliance or commercial risks or concerns or (y) as otherwise agreed by the Agent in writing; provided, further, that if the Borrower’s board of directors (the “Board”) determines that the Borrower’s performance of the covenant contained in this Section 7.13(j) would be inconsistent with the Board’s fiduciary duties under applicable Law, this Section 7.13(j) shall not apply.

ARTICLE VIII
NEGATIVE COVENANTS

    The Credit Parties hereby jointly and severally covenant and agree for the benefit of the Agent and the Lenders that until the Termination Date has occurred unless the Majority Lenders shall otherwise consent in writing, the Credit Parties will perform or cause to be performed by each of their respective Subsidiaries, as applicable, the obligations set forth below.

SECTION 8.1     Business Activities.  No Credit Party will, nor will it permit any of its Subsidiaries to, engage in any business activity except those business activities engaged in on the date of this Agreement and activities reasonably related, incidental or complimentary thereto.

SECTION 8.2     Indebtedness.  No Credit Party will, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than the following (“Permitted Indebtedness”):

(a)          Indebtedness in respect of the Obligations;

(b)        unsecured Indebtedness of any Credit Party pursuant to Hedging Agreements entered into in such Credit Party’s ordinary course of business for the purpose of hedging currency risks or interest rate risks (and not for speculative purposes) and in an aggregate notional amount for all such Hedging Agreements not in excess of $500,000;

(c)          unsecured Indebtedness existing as of the Closing Date which is identified in Schedule 8.2(c);

(d)          purchase money Indebtedness and Capitalized Lease Liabilities incurred by any Credit Party in an aggregate amount at any time outstanding, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 8.2(i), not to exceed $1,000,000;

(e)          Indebtedness (i) arising from customary agreements for indemnification related to sales of goods (ii) representing deferred compensation to employees of a Credit Party or any of its Subsidiaries incurred in the ordinary course of business consistent with past practice, and (iii) representing customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(f)          Indebtedness incurred in connection with cash management services, including treasury, depository, overdraft, credit or debit card, purchasing cards, electronic funds transfer, automatic clearing house arrangements, cash pooling arrangements, netting services, merchant services and other similar arrangements of Borrower or any Subsidiary, in each case in the ordinary course of business; provided that at no time shall such Indebtedness exceed $500,000 in the aggregate;

(g)          unsecured Indebtedness in the nature of account or trade payables originated in the ordinary course of business;

(h)       (i) intercompany Indebtedness of any Credit Party or owing to another Credit Party subject to the Intercompany Subordination Agreement and (ii) unsecured guarantees of outstanding Permitted Indebtedness made in the ordinary course of business by the Borrower or any other Credit Party of obligations of any Credit Party permitted hereunder in an aggregate amount not to exceed $500,000 at any time outstanding; provided that to the extent that any such Permitted Indebtedness is subordinated to the Obligations, such guarantees are similarly subordinated;

(i)          (i) Indebtedness of the Borrower or any Subsidiary Guarantor incurred to finance the acquisition, construction or improvement of any fixed or capital assets; provided that (x) such Indebtedness is incurred prior to or within two hundred seventy (270) days after such acquisition or the completion of such construction or improvement and (y) the aggregate principal amount of Indebtedness permitted by this Section 8.2(i), when combined with the aggregate principal amount of all purchase money Indebtedness and Capitalized Lease Liabilities incurred pursuant to Section 8.2(d), does not exceed $1,000,000 at any time outstanding and (ii) extensions, renewals, refinancings and replacements thereof; provided that no such extension, renewal, refinancing or replacement shall result in an increase in the outstanding principal amount of such Indebtedness;

(j)          Indebtedness incurred in connection with letters of credit that are secured solely by cash or cash equivalents and issued on behalf of the Borrower in an aggregate amount outstanding not to exceed $750,000 at any time;

(k)          Indebtedness at any time incurred in connection with financing insurance premiums in respect of insurance policies insuring assets or businesses of any Credit Party written or arranged in the ordinary course of business consistent with past practice, in each case, in an aggregate amount at any time outstanding not to exceed $5,000,000; and

(l)           other unsecured Indebtedness in an aggregate amount not to exceed $2,500,000.

provided that, no Indebtedness otherwise permitted by clauses (d) or (i) of this Section 8.2 shall be assumed, created or otherwise incurred if at the time of such assumption, creation or incurrence, a Default has occurred and is then continuing or could reasonably be expected to result therefrom.

SECTION 8.3      Liens.  No Credit Party will, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except for the following (“Permitted Liens”):

(a)          Liens securing payment of the Obligations;

(b)          Liens existing on the Closing Date which are disclosed in Schedule 8.3(b);

(c)          Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d)          Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

(e)          judgment Liens in existence for less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 9.1(f);

(f)          easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

(g)          Liens for Taxes not yet due and payable or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(h)          purchase money security interests in real property, improvements thereto, equipment or other assets hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary Guarantor; provided that (i) such security interests secure Indebtedness permitted by Section 8.2(d) or Section 8.2(i), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within two hundred seventy (270) days after such acquisition (or construction) (or in the case of the first or any successive extensions, renewals or refinancings of the underlying Indebtedness, such security interests are incurred and the security is created within thirty (30) days after the incurrence of such new Indebtedness), (iii) the Indebtedness secured thereby does not exceed the cost of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

(i)          any interest or title of a lessor under any lease entered into by the Borrower or any of its Subsidiaries as lessees in the ordinary course of business and covering only the assets so leased;

(j)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(k)          Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights.

SECTION 8.4      Financial Covenants.

(a)          Minimum Liquidity.  The Credit Parties shall maintain at all times Liquidity in an amount equal to or greater than $6,000,000.

(b)          Minimum Net Sales. As of the last day of each Fiscal Quarter set forth below, Net Sales for the twelve (12) consecutive month period ending on the last day of such Fiscal Quarter shall not be less than the corresponding amount set forth opposite such Fiscal Quarter:

Fiscal Quarter Ending	Net Sales
June 30, 2022	$75,000,000
September 30, 2022	$75,000,000
December 31, 2022	$90,000,000
March 31, 2023	$90,000,000
June 30, 2023	$110,000,000
September 30, 2023	$110,000,000
December 31, 2023	$130,000,000
March 31, 2024	$130,000,000
June 30, 2024	$150,000,000
September 30, 2024	$150,000,000
December 31, 2024	$175,000,000
March 31, 2025	$175,000,000
June 30, 2025	$200,000,000
September 30, 2025	$200,000,000
December 31, 2025	$215,000,000
March 31, 2026	$215,000,000
June 30, 2026	$230,000,000
September 30, 2026	$230,000,000
December 31, 2026 and each Fiscal Quarter thereafter	$250,000,000

SECTION 8.5      Investments.  No Credit Party will, nor will it permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except (“Permitted Investments”):

(a)          Investments existing on the Closing Date and identified in Schedule 8.5(a);

(b)         any purchase or other acquisition by the Borrower or any other Credit Party of assets or of the Capital Securities of any Subsidiary of the Borrower or such other Credit Party that becomes a Credit Party hereunder, in each case, acquired pursuant to a Permitted Acquisition;

(c)          Cash Equivalent Investments;

(d)         Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e)         Investments consisting of any deferred portion of the sales price received by a Credit Party or any of its Subsidiaries in connection with any Disposition permitted under Section 8.9;

(f)          Investments in and loans to any Credit Party;

(g)         Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(h)        employee loans, travel advances and guarantees in accordance with the Borrower’s usual and customary practices with respect thereto (if permitted by applicable Laws) which in the aggregate shall not exceed $750,000 outstanding at any time;

(i)          cash deposits in the Donor Accounts provided that, at any given time, the aggregate account balance of all Donor Accounts shall not exceed $1,000,000; and

(j)          Investments permitted pursuant to Section 8.23.

SECTION 8.6     Restricted Payments, Etc.  No Credit Party will, nor will it permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than:

(a)          Restricted Payments made by Subsidiaries of the Borrower to the Borrower;

(b)          dividends with respect to the Borrower’s Capital Securities payable solely in shares of its Qualified Capital Securities (or the equivalent thereof);

(c)         the Borrower’s purchase, redemption, retirement, or other acquisition of shares of its Capital Securities with the proceeds received from a substantially concurrent issue of new shares of its Qualified Capital Securities; and

(d)         dividends paid by any Subsidiary Guarantor to any other Credit Party (other than the Borrower or any Subsidiary that is required to become a Subsidiary Guarantor but has not yet done so).

SECTION 8.7     Issuance of Capital Securities. No Credit Party will, nor will it permit any of its Subsidiaries to, issue any Capital Securities (whether for value or otherwise) to any Person other than:

(a)          in the case of Subsidiaries of the Credit Parties, Qualified Capital Securities issued to a Credit Party so long as such issuance could not reasonably be expected to result in a Default or an Event of Default; and

(b)          the issuance of Qualified Capital Securities of the Borrower so long as such issuance could not reasonably be expected to result in an Event of Default.

SECTION 8.8     Consolidation, Merger, Etc.  No Credit Party will, nor will it permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge or amalgamate into or with, any other Person, or purchase or otherwise acquire any other Person or all or substantially all of the assets of any other Person (or any division thereof) (other than a Permitted Acquisition), except that so long as no Default or Event of Default has occurred and is continuing (or could reasonably be expected to occur) any Subsidiary (other than the Borrower) of a Credit Party may liquidate or dissolve voluntarily into, and may merge or amalgamate with and into, a Credit Party; provided, that such Credit Party is the surviving entity; and provided, further, that immediately following any such merger or amalgamation, the Credit Parties directly or indirectly hold the same or greater percentage of the issued and outstanding Capital Securities of such Subsidiary as the Credit Parties held immediately prior to such merger or amalgamation.

SECTION 8.9     Permitted Dispositions.  No Credit Party will, nor will it permit any of its Subsidiaries to, Dispose of any of its assets (including accounts receivable and Capital Securities) to any Person in one transaction or series of transactions except for Permitted Dispositions.

SECTION 8.10    Modification of Certain Agreements.  No Credit Party will, nor will it permit any of its Subsidiaries to, amend, supplement, waive or otherwise modify, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in (i) any Organic Documents of a Credit Party or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect or in a manner that could reasonably be expected to be adverse to the interests of the Agent or any of the Lenders without the consent of the Agent or (ii) any Material Agreement, Product Agreement or any documents relating thereto, in any such case in this clause (ii), in a manner that could be adverse to the interests of the Agent or any of the Lenders without the consent of the Agent. No Credit Party will, nor will it permit any of its Subsidiaries to, amend or otherwise modify, or waive any rights under, any other document, instrument or agreement if, in any such case, such amendment, modification or waiver could be adverse to the interests of the Agent or any of the Lenders without the consent of the Agent.

SECTION 8.11    Transactions with Affiliates.  No Credit Party will, nor will it permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement, transaction or contract (i) is on fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate, (ii) is of the kind which would be entered into by a prudent Person in the position of such Credit Party or such Subsidiary with a Person that is not one of its Affiliates and (iii) the value of such arrangements, transactions and contracts in the aggregate do not exceed $500,000 on an annual basis.

SECTION 8.12   Restrictive Agreements, Etc.  No Credit Party will, nor will it permit any of its Subsidiaries to, enter into any agreement (i) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or limiting in any way granting to the Secured Parties (or any of them) a Lien on any of its assets, (ii) restricting the ability of a Credit Party or any of its Subsidiaries to amend or otherwise modify any Loan Document, (iii) containing any provision which could reasonably be expected to be violated or breached by a party hereunder by the performance by such party of any of its obligations hereunder or under any other Loan Document, (iv) encumbering or restricting the ability of a Credit Party or any of its Subsidiaries to (a) make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of Indebtedness owed to the Borrower, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, (b) make loans or advances to the Borrower or (c) transfer any of its assets or properties to the Borrower.  The foregoing prohibitions shall not apply to restrictions contained in (x) any Loan Document or (y) in the case of clause (i), any agreement governing any Indebtedness permitted by clause (e) of Section 8.2 as to the assets financed with the proceeds of such Indebtedness.

SECTION 8.13   Sale and Leaseback.  No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental (whether by it or any Credit Party or any of their Subsidiaries) of such property or other similar property from such Person.

SECTION 8.14    Product Sales.  No Credit Party will, nor will it permit any of its Subsidiaries to, sell or distribute Products or permit any sale or distribution where a Credit Party or any of its Subsidiaries is required to obtain any Permit, or to file any notice or registration in any jurisdiction prior to any such sale or distribution, in each case, until such Credit Party or such Subsidiary has obtained such required Permit or filed such notice or registration.

SECTION 8.15    Outbound Licenses.

(a)          No Credit Party will, nor will it permit any of its Subsidiaries to, on or after the Closing Date, grant any license to any Intellectual Property other than a license that is not perpetual, is entered into for the purpose of Product Development and Commercialization Activities and:

(i)          is in the ordinary course of business, on commercially reasonable terms, is consistent with past practice;

(ii)         is (A) on a non-exclusive basis or (B) on an exclusive basis so long as each such exclusive license is limited to a particular geographic area (other than the U.S.);

(iii)       will not prevent, restrict or otherwise impair such Credit Party’s or such Subsidiary’s or the Agent’s ability to use or otherwise monetize such Intellectual Property;

(iv)       will not prevent or impair the ability of the Agent or the Lenders from fully exercising their rights under any of the Loan Documents in the event of a disposition or liquidation (including in connection with a foreclosure) of the rights, assets or properties that are the subject of such license; and

(v)         will not prevent, restrict or otherwise impair the Agent’s ability to assume such Credit Party’s or such Subsidiary’s rights under such license.

SECTION 8.16    Inbound Licenses.

    No Credit Party will, nor will it permit any of its Subsidiaries to, enter into or become or remain bound by any inbound license agreement requiring any such Person, (a) during any twelve (12) month period during the term of such license agreement, to make aggregate payments in excess of $2,500,000 when taken together with all other inbound licenses agreements of any such Credit Party and all of its respective Subsidiaries (determined on a consolidated basis) or (b) on or prior to the Maturity Date, to make aggregate payments in excess of $2,500,000 when taken together with all other payments which may become payable on or prior to the Maturity Date pursuant to all other inbound license agreements of any such Credit Party and all of its respective Subsidiaries (determined on a consolidated basis).

SECTION 8.17    Change in Name, Location, Executive Office, or Executive Management; Change in Fiscal Year.  No Credit Party will, nor will it permit any of its Subsidiaries to, (i) change its legal name or any trade name used to identify it in the conduct of its business or ownership of its properties, (ii) change its jurisdiction of organization or legal structure, (iii) relocate its chief executive office, principal place of business or any other office in which it maintains books or records relating to its business (including the establishment of any new office or facility), (iv) change its federal taxpayer identification number or organizational number (or equivalent) without ten (10) days’ prior written notice to the Agent, (v) replace its chief financial officer without ten (10) days’ prior written notice to the Agent or (vi) change its Fiscal Year or any of its Fiscal Quarters.

SECTION 8.18   Negative Pledge.  No Credit Party will, nor will it permit any of its Subsidiaries to, create, permit or suffer to exist any Lien (whether such interest is based on common law, statute, other law or contract and whether junior or equal or superior in priority to the security interests and Liens created by the Loan Documents) upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except Permitted Liens. No Credit Party will, nor will it permit any of its Subsidiaries to, incur senior secured obligations other than the Obligations incurred hereunder.

SECTION 8.19    Sanctions.

(a)          No Credit Party will, and no Credit Party will permit any of its Affiliates to, use any proceeds of the Loans for the purpose of: (i) providing financing to or otherwise making funds directly or indirectly available to any Sanctioned Person, or (ii) providing financing to or otherwise funding any transaction which would be prohibited by Sanctions or would otherwise cause the Agent or any of the Lenders to be in breach of any Sanction.

(b)          No Credit Party will, and no Credit Party will permit any of its Affiliates to, fund any repayment of the credit with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause the Agent or any of the Lenders to be in breach of any Sanction.

SECTION 8.20    USRPHC Status.  No Credit Party will, nor will it permit any of its Subsidiaries to, become a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

SECTION 8.21    Hazardous Materials.  No Credit Party will, nor will it permit any of its Subsidiaries to, cause or suffer to exist a Release of any Hazardous Material at, on, under, to or from any real estate that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real estate (whether or not owned by any Credit Party or any Subsidiary of any Credit Party), other than such violations, Environmental Liabilities and effects that would not, in the aggregate, reasonably be expected to result in a material liability.

SECTION 8.22   Passive Holding Company.  Following the Closing Date and prior to the Termination Date, the Borrower will use commercially reasonable efforts to not conduct, transact or otherwise engage in any active trade or business or operations (collectively, “Business Operations”); provided that the foregoing will not prohibit the Borrower from the following: (i) the maintenance of its legal existence and obligations that are incidental thereto (including the ability to incur reasonable fees, costs, expenses and other liabilities directly relating to such maintenance), (ii) obligations that are limited to obligations under the Loan Documents to which it is a party, (iii) the making of contributions to (or other equity investments in) its direct Subsidiaries, which contributions shall be subordinated to the Obligations, (iv) participating in tax, accounting and other administrative and fiduciary matters as a direct owner of its direct Subsidiaries, in accordance with the terms of the Loan Documents, (v) providing customary compensation, indemnification and insurance coverage to officers and directors (or equivalent), (vi) subject to Sections 7.13(i) and (j), the ownership of assets, employment of employees and performance of Material Agreements owned, employed or existing, as applicable, as of the date hereof and all activities incidental or related thereto, (vii) obtaining, maintaining and performing Permits and Regulatory Authorizations from Governmental Authorities, (viii) owning cash or cash equivalents, (ix) making any public offering of its common stock or any other issues of its common stock, (x) engaging in payment of dividends not otherwise prohibited by the Loan Documents, (xi) providing indemnification to officers and directors, (xii) employing employees or engaging independent contractors, and (xiii) conducting any Business Operations (and any activities that are incidental or related thereto) that the Borrower in its business or commercial judgment determines is necessary, reasonable or appropriate for the operation of the Borrower’s business, including entering into any contract or agreement; provided, further, that if the Board determines that the Borrower’s performance of the covenant contained in this Section 8.22 would be inconsistent with the Board’s fiduciary duties under applicable Law, this Section 8.22 shall not apply.

SECTION 8.23   Blood Center Acquisitions/Investments.  No Credit Party will, nor will it permit any of its Subsidiaries to make acquisitions, payments, Investments or capital expenditures in respect of the buildout, construction, acquisition or lease (other than leases existing as of the Closing Date, in the form existing as of the Closing Date) of blood plasma collection centers in the United States (each, a “Blood Center Acquisition/Investment”), other than Blood Center Acquisitions/Investments made by any Subsidiary Guarantor; provided that immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or could reasonably be expected to result therefrom on a pro forma basis after giving effect to such acquisition, and the Borrower and its Subsidiaries shall be (i) in compliance with the most recent financial covenant tests set forth in each of Section 8.4(a) and 8.4(b) and (ii) projected by the Company (in good faith and based on reasonable assumptions) to be in compliance with the financial covenants set forth in each of Section 8.4(a) and 8.4(b) on each date in the twelve (12) months following such acquisition; provided further that (A) the costs of such Blood Center Acquisitions/Investments do not (and are not projected in the aggregate prior to the Maturity Date to) exceed $12,000,000 in the aggregate since the Closing Date, (B) the Borrower shall have provided the Agent not less than thirty (30) days’ written notice prior to the commencement or consummation, as the case may be, of each such Blood Center Acquisitions/Investments, (C) the Borrower shall have provided to the Agent all documentation relating to each such Blood Center Acquisition/Investment as the Agent shall reasonably request and (D) prior to the commencement or consummation, as the case may be, of each such Blood Center Acquisition/Investment the Borrower shall have taken, and shall have caused each other Credit Party and any Subsidiary thereof, as applicable, to have taken, all such action, including without limitation the execution and delivery to the Agent of all documentation as the Agent shall reasonably request to perfect the Agent’s first priority security interest in all assets (including, without limitation, Mortgages, Leasehold Mortgages and Landlord Consents in respect of real property) in which the Borrower, any Credit Party or any of their respective Subsidiaries has an interest or will acquire an interest in connection with each such Blood Center Acquisition/Investment.

ARTICLE IX
EVENTS OF DEFAULT

SECTION 9.1      Listing of Events of Default.  Each of the following events or occurrences described in this Article shall constitute an “Event of Default”.

(a)          Non-Payment of Obligations.  (i) The Borrower shall default in the payment or prepayment when due of any principal or interest on the Loans, or (ii) any Credit Party or any Subsidiary thereof, shall default in the payment or prepayment of any fee described in Article III or any other monetary Obligation, and in the case of clause (ii) such default shall continue unremedied for a period of five (5) Business Days after such amount was due.

(b)        Breach of Representation or Warranty.  Any representation or warranty made or deemed to be made by a Credit Party or its Subsidiaries in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect in any material respect when made or deemed to have been made or, in the case of any representation or warranty that, by its terms, is qualified by materiality, Material Adverse Effect or similar qualification, such representation or warranty is or shall be incorrect in any respect when made or deemed made.

(c)         Non-Performance of Certain Covenants and Obligations.  A Credit Party or any of its Subsidiaries shall default in the due performance or observance of any of its obligations under Sections 7.1(a), 7.1(b), 7.1(c), 7.7, 7.8, 7.11 or 7.12 or Article VIII.

(d)         Non-Performance of Other Covenants and Obligations. A Credit Party or any of its Subsidiaries shall default in the due performance and observance of any other covenant, obligation or agreement contained in any Loan Document (other than any default of the type contemplated by any other subsection of this Section 9.1) executed by it, and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof given to the Borrower by the Agent or the Majority Lenders or (ii) the date on which a Credit Party or any of its Subsidiaries has knowledge of such default.

(e)         Default on Other Indebtedness.  A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than Indebtedness permitted under Section 8.2(a)) of any Credit Party or any of its Subsidiaries having a principal or stated amount, individually or in the aggregate, in excess of $2,500,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

(f)          Judgments.  Any judgment or order for the payment of money individually or in the aggregate in excess of $2,500,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against any Credit Party or any of its Subsidiaries and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within thirty (30) days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

(g)          Change in Control.  Any Change in Control shall occur.

(h)          Bankruptcy, Insolvency, Etc.  Any Credit Party or any of its Subsidiaries shall:

(i)          become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

(ii)       apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

(iii)      in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days; provided that, the Credit Parties and their Subsidiaries hereby expressly authorize the Agent to appear in any court conducting any relevant proceeding during such sixth (60) day period to preserve, protect and defend its rights under the Loan Documents;

(iv)       permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by a Credit Party or any of its Subsidiaries, such case or proceeding shall be consented to or acquiesced in by a Credit Party or any of its Subsidiaries or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; provided that, the Credit Parties and their Subsidiaries hereby expressly authorize the Agent to appear in any court conducting any such case or proceeding during such sixty (60) day period to preserve, protect and defend its rights under the Loan Documents; or

(v)         take any action authorizing, or in furtherance of, any of the foregoing in clause (ii), (iii) or (iv) above.

(i)          Impairment of Security, Etc.  Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of a Credit Party or any of its Subsidiaries party thereto; any Credit Party or any of its Subsidiaries shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, except to the extent that any such loss of perfection results from the failure of the Agent to maintain possession of certificates actually delivered to or representing securities pledged under this Agreement or any other Loan Documents.

(j)          Material Adverse Effect.  Any circumstance occurs that has or could reasonably be expected to have a Material Adverse Effect.

(k)          Regulatory Matters.  If any of the following events or circumstances occur: (i) the FDA or the Department of Justice (DOJ) on its behalf, or any other Governmental Authority (A) makes a final determination that any Product lacks a required Regulatory Authorization or otherwise takes a regulatory or enforcement action that until and unless successfully resolved through Credit Party responsive action and remediation, dispute resolution, appeal, or other action prohibits or enjoins, the commercial distribution of Product by Credit Party under the then-held Regulatory Authorization, or (B) enters a consent decree with respect to, any Credit Party or any of its Subsidiaries or any of their Products that causes such Credit Party or such Subsidiary to discontinue operating in any applicable jurisdiction or (ii) any Credit Party or any of its Subsidiaries enters into a settlement agreement with the FDA and DOJ or any other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, in excess of $2,500,000.

(l)          Pension Plans.  Any of the following events shall occur with respect to any Pension Plan:

(i)          the institution of any steps by any Credit Party or any Subsidiary thereof to terminate a Pension Plan if, as a result of such termination, any such Credit Party or any such Subsidiary could reasonably be expected to be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan;

(ii)        a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien on any Credit Party or any ERISA Affiliate under Section 303(k) of ERISA or under Section 430(k) of the Code that would reasonably be expected to result in a Material Adverse Effect; or

(iii)       any ERISA Event shall occur that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

(m)         Key Permit Events.  Any Key Permit or any Credit Party’s or any of its Subsidiaries’ material rights or interests thereunder is terminated or amended or determined, in each case, so as to be ineffective in any manner adverse to any of the Products or a Credit Party or any of its Subsidiaries in any manner that could be reasonably expected to be material and adverse to the interests of the Agent or any of the Lenders.

(n)          Material Agreements.  Any default or event of default shall occur under any Material Agreement, or any Material Agreement shall cease, for any reason, to be in full force and effect other than upon expiration thereof in accordance with its terms unless the Credit Party party thereto determines in the exercise of its good faith business judgment that termination thereof by Credit Party is not materially adverse to such Credit Party, or any party to any Material Agreement (other than a Credit Party) shall challenge or repudiate its obligations under such Material Agreement or the enforceability of such Material Agreement, in each case, to the extent that any such occurrence could be reasonably expected to be material and adverse to the interests of the Agent or any of the Lenders.

SECTION 9.2      Action if Bankruptcy.  If any Event of Default described in Section 9.1(h) with respect to any Credit Party or any of its Subsidiaries shall occur, and the outstanding principal amount of the Loans and all other Obligations shall automatically be and become immediately due and payable, without notice, demand or presentment to or on any Person.

SECTION 9.3      Action if Other Event of Default.  If any Event of Default (other than any Event of Default described in Section 9.1(h)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent or the Majority Lenders may, by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable whereupon the full unpaid amount of the Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment to or on any Person.

ARTICLE X
ADMINISTRATIVE AGENT

SECTION 10.1   Appointment.  Each of the Lenders hereby irrevocably appoints Hayfin Services LLP to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article X are solely for the benefit of the Agent and the Lenders, and neither any Credit Party nor any of its respective Subsidiaries will have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 10.2   Rights as a Lender.  The Person serving as the Agent hereunder will have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” will, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any of its Affiliates as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 10.3    Exculpatory Provisions.

(a)         The Agent will not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder are administrative in nature.  Without limiting the generality of the foregoing, the Agent:

(i)          will not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)          will not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as will be expressly provided for herein or in the other Loan Documents); provided that the Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law; and

(iii)          will not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and will not be liable for the failure to disclose, any information relating to any Credit Party or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

(b)          The Agent will not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as will be necessary, or as the Agent believes in good faith will be necessary, under the circumstances as provided in Sections 9.2, 9.3, and 11.1) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Agent will be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Agent in writing by the Borrower or a Lender.

(c)          The Agent will not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

SECTION 10.4   Reliance by Agent.  The Agent will be entitled to rely upon, and will not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and will not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of the Loans that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent has received notice to the contrary from such Lender prior to the making of such Loans.  The Agent may consult with legal counsel (who may be counsel for the Borrower or any of its Affiliates), independent accountants and other experts selected by it, and will not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 10.5   Delegation of Duties.  The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent.  The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates.  The exculpatory provisions of this Article X will apply to any such sub-agent and to the Affiliates of the Agent and any such sub-agent and will apply to their respective activities in connection with the syndication of the facility as well as activities as the Agent.  The Agent will not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 10.6    Resignation of Agent.

(a)          The Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Majority Lenders will have the right, with the consent of the Borrower (unless an Event of Default is in existence), to appoint a successor.  If no such successor will have been so appointed by the Majority Lenders and will have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation (or such earlier day as will be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but will not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation will become effective in accordance with such notice on the Resignation Effective Date.

(b)          With effect from the Resignation Effective Date (i) the retiring Agent will be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent will continue to hold such Collateral until such time as a successor Agent is appointed) and (ii) except for any indemnity payments owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through the Agent will instead be made by or to each Lender directly, until such time, if any, as the Majority Lenders appoint a successor Agent as provided for above.  Upon the acceptance of a successor’s appointment as the Agent hereunder, such successor will succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent (other than any rights to indemnity payments owed to the retiring Agent), and the retiring Agent will be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Agent will be the same as those payable to its predecessor unless otherwise agreed among the Borrower and such successor.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article X, Section 11.3 and Section 11.4 will continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as the Agent.

SECTION 10.7    Non-Reliance on Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their respective Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their respective Affiliates and based on such documents and information as it will from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 10.8  Agent May File Proofs of Claim.  In case of the pendency of any insolvency proceeding or any other judicial proceeding relative to the Borrower, the Agent (irrespective of whether the principal of the Loans will then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent has made any demand on the Borrower) will be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a)         to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid hereunder or under any other Loan Document to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 3.9, 3.10, 3.11, 11.3 and 11.4) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent consents to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 3.9, 3.10, 3.11, 11.3 and 11.4.

SECTION 10.9    Collateral and Guaranty Matters.

(a)          Without limiting the provisions of Section 10.8, the Lenders irrevocably authorize the Agent, at its option and in its discretion:

(i)          to release any Lien on any property granted to or held by the Agent under any Loan Document (A) on the Termination Date (or such other date on which all Obligations then outstanding have been paid in full), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents or (C) subject to Section 11.1, if approved, authorized or ratified in writing by the Majority Lenders; and

(ii)        to release any Guarantor from its obligations under its Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

    Upon request by the Agent at any time, the Majority Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of Collateral, or to release any Guarantor from its obligations under its Guaranty pursuant to this Section 10.9.

(b)          The Agent will not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Agent’s Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor will the Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(c)          The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or any Security Agreement which may be necessary to perfect and maintain perfected the Liens on the Collateral granted pursuant to any such Security Agreement or protect and preserve the Agent’s ability to enforce the Liens or realize upon the Collateral.

SECTION 10.10  Erroneous Payments.

    If a payment is made by the Agent (or its Affiliates) in error (whether known to the recipient or not) or if a Lender or another recipient of funds is not otherwise entitled to receive such funds at such time of such payment or from such Person in accordance with the Loan Documents, then such Lender or recipient shall forthwith on demand repay to the Agent the portion of such payment that was made in error (or otherwise not intended (as determined by the Agent) to be received) in the amount made available by the Agent (or its Affiliate) to such Lender or recipient, with interest thereon, for each day from and including the date such amount was made available by the Agent (or its Affiliate) to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation; provided that, without limiting any other rights or remedies (whether at law or in equity), the Agent may not make any such demand under this Section 10.10 with respect to such payment unless such demand is made within sixty (60) days of the date of receipt of such payment by the applicable Lender. Each Lender and other party hereto waives the discharge for value defense in respect of any such payment.

ARTICLE XI
MISCELLANEOUS PROVISIONS

SECTION 11.1    Waivers, Amendments, Etc.  Except as otherwise provided herein or in any other Loan Document, (i) no amendment to any provision of this Agreement or any of the other Loan Documents will in any event be effective unless the same is in writing and signed by the Borrower (and/or any Guarantor or other party thereto, as applicable), the Agent and the Majority Lenders (or the Agent with the written consent of the Majority Lenders) and (ii) no waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by a Credit Party, any of its Subsidiaries or other party therefrom, will in any event be effective unless the same is in writing and signed by the Agent and the Majority Lenders (or the Agent with the consent of the Majority Lenders).  Any such amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given; provided that, notwithstanding the foregoing provisions of this Section 11.1, any term or provision of Article X (other than the provisions of Section 10.6 pertaining to the Borrower’s consent) may be amended without the agreement or consent of, or prior notice to, a Credit Party or any of its Subsidiaries; provided that such amendment does not add any additional obligations or burdens on such Credit Party or such Subsidiary.

    No failure or delay on the part of the Agent or the Lenders in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Borrower or any other Subsidiary in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Agent or the Lenders under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 11.2    Notices; Time.  All notices and other communications provided under any Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to the Borrower or the Agent, to the applicable Person at its address or facsimile number set forth on Schedule 11.2 hereto, or at such other address or facsimile number as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile or email, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.  Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York City time.

SECTION 11.3   Payment of Costs and Expenses.  The Credit Parties agree to, jointly and severally, pay promptly on demand all expenses of the Agent and the Lenders (or any of them) (including the reasonable fees and out-of-pocket expenses of DLA Piper LLP (US), counsel to the Agent and the Lenders and of one local counsel in each relevant jurisdiction, if any, who may reasonably be retained by or on behalf of the Agent and the Lenders (or any of them)) in connection with:

(a)        the negotiation, preparation, execution and delivery of (i) each Loan Document, including schedules and exhibits, whether or not the transactions contemplated hereby are consummated and (ii) any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time be entered into after the Closing Date;

(b)       the filing or recording of any Loan Document (including any financing statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made after the date hereof in jurisdictions where financing statements (or other documents evidencing Liens in favor of the Agent and the other Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document; and

(c)          the preparation and review of the form of any document or instrument relevant to any Loan Document, including any amendments or other modifications thereto.

    The Credit Parties agree to, jointly and severally, pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the Loans or the issuance of the Notes.  The Credit Parties also agree to reimburse the Agent and the Lenders upon demand for all reasonable and documented or invoiced out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses of counsel to Agent and the Lenders (or any of them)) incurred by the Agent and the Lenders (or any of them) in connection with (i) the negotiation of any restructuring or “work-out” with the Borrower, whether or not consummated, of any Obligations and (ii) the enforcement of any Obligations.

SECTION 11.4     Indemnification.  Reimbursement by the Borrower.

(a)          In consideration of the execution and delivery of this Agreement by the Agent and the Lenders, the Credit Parties hereby, jointly and severally, indemnify, agree to defend, exonerate and hold the Agent, the Lenders and each of their respective officers, directors, employees and agents (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, obligations and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ and professionals’ fees and disbursements, of one primary counsel for all Indemnified Parties (and, in the case of an actual or perceived conflict of interest where the Indemnified Party affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, another counsel for each such affected Indemnified Party), and one local counsel in each relevant jurisdiction, whether incurred in connection with actions between the parties hereto or the parties hereto and third parties (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to (i) the entering into and performance of any Loan Document by any of the Indemnified Parties or (ii) any Environmental Liability, any actual or alleged breach of or non-compliance with Environmental Laws or Environmental Permits, any Hazardous Materials, or any other decision, act, omission or matter relating to the environment, natural resources, health, safety or welfare; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such Indemnified Liabilities (A) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party, (B) result from a claim brought by any Credit Party against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Loan Document, if such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (C) result from a claim not involving an act or omission of any Credit Party and that is brought by an Indemnified Party against another Indemnified Party (other than against the Agent in its capacity as such).

(b)          If and to the extent that the foregoing indemnification may be unenforceable for any reason, the Credit Parties agree to, jointly and severally, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Law. To the fullest extent permitted by applicable Law, no party hereunder shall assert, and each hereby waives, any claim against any other party hereunder, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or the use of the proceeds thereof.  No Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.  All amounts due under this Section shall be payable promptly after demand therefor.  This Section 11.4 shall not apply to Taxes, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)          Reimbursement by the Lenders.  To the extent that the Borrower for any reason fails to pay any amount required under Section 11.3 or subsection (a) of this Section to be paid by it to the Agent (or any sub-agent thereof) or any Affiliate thereof, each Lender severally agrees to pay to the Agent (or any such sub-agent) or such Affiliate, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Pro Rata Share at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent), or such Affiliate acting for the Agent (or any such sub-agent) in connection with such capacity.  The obligations of the Lenders under this subsection (b) are subject to the provisions of Section 11.6.

SECTION 11.5    Survival.  The obligations of the Borrower under Section 4.1, Section 4.2, Section 4.3, Section 11.3, Section 11.4 and this Section 11.5, shall in each case survive any assignment by the Lender and the occurrence of the Termination Date.  The representations and warranties made by the Borrower in each Loan Document shall survive the execution and delivery of such Loan Document.

SECTION 11.6   Obligations Several.  The obligations of the Lenders under the Loan Documents are several. The failure of any Lender or the Agent to carry out its obligations thereunder will not relieve any other Lender or the Agent of any obligations thereunder, nor will any Lender or the Agent be responsible for the obligations of, or any action taken or omitted by, any other Person hereunder or thereunder. Nothing contained in any Loan Documents will be deemed to cause any Lender or the Agent to be considered a partner or a joint venture with any other Lender or Lenders or the Agent.

SECTION 11.7   Severability.  Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 11.8    Headings.  The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

SECTION 11.9    Execution, Effectiveness, Etc.

(a)         Execution in Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

(b)          Effectiveness.  This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and the Lenders shall have been received by the Agent.

(c)         Electronic Signatures.  Delivery of an executed counterpart of a signature page to this Agreement by email (e.g. “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.  Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or “pdf” signature) hereto or the other Loan Documents or to any other certificate, agreement or document related to any Loan Document or the transactions contemplated hereby or by any other Loan Document, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.

SECTION 11.10  Governing Law; Entire Agreement.  EACH LOAN DOCUMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).  THE LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 11.11   Register; Successors and Assigns.

(a)          The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and register for the recordation of the names and addresses of the Lenders, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes under this Agreement.  The Register shall be available for inspection by any Credit Party and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(b)          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that, the Credit Parties may not assign or transfer their rights or obligations hereunder without the prior written consent of the Agent.  The Lenders may freely assign, participate or otherwise transfer any or all of their rights and/or obligations hereunder and/or under the other Loan Documents; provided that, except in the case of an assignment to a Lender, an Affiliate of a Lender or related funds, (i) so long as no Event of Default has occurred and is continuing, there shall be no assignment, sale or participation to a Competitor or Disqualified Institution without the written consent of the Borrower (such consent not to be unreasonably withheld or delayed and such consent to be deemed to have been given if the Borrower has not responded within five (5) Business Days of a request for such consent), and (ii) any such assignment, sale or participation shall (when aggregated with all other substantially simultaneous assignments, sales and participations) be in a minimum amount of $1,000,000 (or, if less, the entire remaining amount of such Lender’s then outstanding Loans). In the event of any assignment, the Lender making such assignment shall provide prompt notice thereof to the Agent so such assignment can be reflected on the Register.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Agent (in its capacity as the Agent) shall have no responsibility for maintaining a Participant Register.  Each participant shall be entitled to the benefits of Sections 4.1, 4.2 and 4.3 (subject to the requirements and limitations therein, including the requirements under Section 4.3(g) (it being understood that the documentation required under Section 4.3(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such participant shall not be entitled to receive any greater payment under Section 4.3, with respect to any participation, than its participating lender would have been entitled to receive, except to the extent that such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation.

SECTION 11.12  Other Transactions.  Nothing contained herein shall preclude the Agent or any of the Lenders, from engaging in any transaction, in addition to those contemplated by the Loan Documents, with a Credit Party, any of its Subsidiaries or any of their Affiliates in which such Credit Party or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 11.13 Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS (OR ANY OF THEM), OR ANY CREDIT PARTY (OR ANY OF ITS SUBSIDIARIES) IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT’S OR SUCH LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 11.2.  EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT ANY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

SECTION 11.14 Waiver of Jury Trial.  THE AGENT, EACH OF THE LENDERS, AND THE CREDIT PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE CREDIT PARTIES IN CONNECTION THEREWITH.  EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THE LOAN DOCUMENTS.

SECTION 11.15  Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 11.16  Acknowledgment and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 11.17   Judgment Currency.

(a)         If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency (the “first currency”) into another currency (the “other currency”), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Agent could purchase the first currency with such other currency at the applicable buying spot rate of exchange in the New York foreign exchange market on the Business Day immediately preceding that on which any such judgment, or any relevant part thereof, is given.

(b)         The obligations of the Credit Parties in respect of any sum due to the Agent hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in such other currency the Agent may, in accordance with normal banking procedures, purchase Dollars with such other currency. If the amount of Dollars so purchased is less than the sum originally due to the Agent in Dollars, the Credit Parties agree, jointly and severally, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent against such loss. If the amount of Dollars so purchased exceeds the sum originally due to the Agent in Dollars, the Agent shall remit such excess to the Credit Parties.

SECTION 11.18   Early Prepayment Fee and Exit Fee.  The parties hereto acknowledge and agree that, to the extent the Early Prepayment Fee and/or the Exit Fee is applicable to any repayment or prepayment of principal of any Loan at any time, such Early Prepayment Fee and/or the Exit Fee is not intended to be a penalty assessed as a result of any such repayment or prepayment of the Loans, but rather is the product of a good faith, arm’s length commercial negotiation between the Borrower and the Lenders relating to the mutually satisfactory compensation payable to the Lenders by the Borrower in respect of the Loans made hereunder.  In furtherance of the foregoing, to the fullest extent permitted by applicable Law, the Credit Parties hereby jointly and severally waive any rights or claims any of them may have under any such applicable Law (whether or not in effect on the Closing Date) that would prohibit or restrict the payment of the Early Prepayment Fee and/or the Exit Fee under any of the circumstances provided herein or in any other Loan Document, including payment after acceleration of the Loans.

SECTION 11.19  USA PATRIOT Act.  The Agent and the Lenders hereby notify the Credit Parties that pursuant to the requirements of the Patriot Act, they are required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that shall allow such Person to identify such Credit Party in accordance with the Patriot Act. Promptly following any written request therefor, the Borrower shall deliver to the Agent such information and documentation in respect of any Credit Party reasonably requested by the Agent or any Lender for purposes of compliance by the Agent or such Lender with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

SECTION 11.20 Confidentiality. Each of the Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made have a need-to-know such Information, will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Laws or by any subpoena or similar legal process; (provided, that the Agent and the Lenders will, to the extent permitted by applicable Laws, notify the Borrower promptly in writing so that the Borrower may seek a protective order or other appropriate remedy (at Borrower’s sole cost and expense) and, in the event no such protective order or remedy is obtained, the Agent and the Lenders shall only furnish that portion of the Information which it is advised by counsel is legally required by applicable Laws and will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information); (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or any credit facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to any credit facility; (h) with the written consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower who did not acquire such information as a result of a breach of this Section.  In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement (for the avoidance of doubt, excluding Information) to market data collectors, similar service providers to the lending industry and service providers to the Agents or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, regardless of whether such Information is marked or indicated as being confidential (provided the confidentiality of such Information is reasonably apparent on its face), other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries. Information includes, but is not limited to, technical, marketing, financial, personnel, planning, statistical, pricing, purchasing, product and health care data and information, customer, member and supplier lists and information, and other non-public, proprietary and confidential information, including cost and pricing data, operations, systems, programs, inventions, techniques, trade secrets, know-how, and other intellectual property, processes, analyses, plans, designs, financial information and marketing information, any other information of or relating to the Borrower’s or any of its Subsidiaries’ business, and any analysis, compilation, study, notes, copies, summaries, derivative works, reports or other material prepared by the Agent or Lender (regardless of the form in which it is maintained) that contains or otherwise reflects any information disclosed or made available by Borrower or any of its Subsidiaries to Agent or Lender (collectively, “Derivatives”).  Confidential Information may be disclosed orally, in writing, by visual observation, electronically or fixed in any tangible medium of expression. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information, and promptly notifies the Credit Parties upon discovery of any loss or unauthorized disclosure of any Information.  Agent and the Lenders shall be responsible for the breach of this Agreement by any Person to whom Information is disclosed pursuant to this Agreement.

Agent and the Lenders acknowledge that they may become aware of material, non-public information concerning the Credit Parties in the course of the discussions and negotiations contemplated herein.  Accordingly, Agent and the Lenders agree not to: (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in any trading of any securities (or beneficial ownership thereof) of the Credit Parties, (ii) disclose or “tip” material, non-public information concerning the Credit Parties to any person or entity, (iii) give trading advice of any kind to any person or entity concerning the Credit Parties or (iv) except with the prior written consent of the Credit Parties, take any action that might force the other Credit Parties to make a public announcement under applicable securities laws.

Upon expiration or termination of this Agreement and repayment in full of all Obligations, Agent and the Lenders shall promptly return to the Credit Parties all copies of the Information of Discloser then in its possession; provided, however, that Agent and the Lenders may promptly destroy any Information in its possession (including, without limitation, any Derivatives) in lieu of returning such materials.  Agent and the Lenders hereby agree to certify in a letter to the Credit Parties that such return or destruction required hereunder have been accomplished.   Notwithstanding the foregoing, Agent and the Lenders may retain a copy of Information in its confidential legal files.  Agent and the Lenders’ obligation to maintain the confidentiality of Information shall survive for a period of five (5) years following the termination of this Agreement.

No license or other right under any patent, trademark, copyright, trade secret, know-how or other intellectual property right is being granted by any Credit Party hereunder except the right to use Information in accordance with the terms of this Agreement.  All Information is provided “AS IS” and without any warranty, express, implied or otherwise regarding its accuracy or performance.

ARTICLE XII
GUARANTEE

SECTION 12.1   The Guarantee.  Each of the Subsidiary Guarantors and any other Person that becomes a Subsidiary Guarantor after the Closing Date hereby guarantees to the Agent and the Lenders, and their respective successors, endorsees, transferees and assigns, the full and prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of the Borrower to the Agent and the Lenders under or in connection with this Agreement, the Notes and the other Loan Documents, including all unpaid principal of the Loans, all interest accrued thereon, all fees due under this Agreement and all other amounts payable by the Borrower to the Agent and the Lenders hereunder or in connection herewith.  The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim in any insolvency proceeding and including interest that accrues after the commencement by or against any Credit Party or any of its Subsidiaries of any insolvency proceeding naming such Credit Party or such Subsidiary as the debtor in such insolvency proceeding.  The foregoing indebtedness, liabilities and other obligations of the Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by the Subsidiary Guarantors in connection with this Section 12.1 shall hereinafter be collectively referred to as the “Guaranteed Obligations.”

SECTION 12.2   Obligations Unconditional.  The obligations of the Subsidiary Guarantors under Section 12.1 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 12.1 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional under any and all circumstances other than the Payment in Full of the Guaranteed Obligations.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a)          at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)          any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(c)         the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other Loan Document shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d)          any Lien or security interest granted to, or in favor of, the Secured Parties as security for any of the Guaranteed Obligations shall fail to be perfected.

Each of the Subsidiary Guarantors hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or the Lenders exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

SECTION 12.3   Reinstatement.  The obligations of the Subsidiary Guarantors under this Article XII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each of the Subsidiary Guarantors agrees that it will indemnify the Agent and the Lenders on demand for all reasonable costs and expenses (including reasonable fees of one primary counsel and one local counsel in each relevant jurisdiction) incurred by such Persons in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

SECTION 12.4   Subrogation.  Until the Guaranteed Obligations shall be satisfied in full (other than inchoate indemnification, expense reimbursement obligations and other contingent obligations for which no claim has been asserted), no Subsidiary Guarantor shall directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this Article XII, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Article XII or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of the Agent or any Lender as against the Borrower or other Credit Parties (or any of their Subsidiaries), whether in connection with this Article XII, any of the other Loan Documents or otherwise.  If any amount shall be paid to the Subsidiary Guarantors on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 12.5   Remedies.  Each of the Subsidiary Guarantors agrees that, as between any Subsidiary Guarantor, on one hand, and the Agent and the Lenders, on the other hand, the obligations of the Borrower under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Article IX (and shall be deemed to have become automatically due and payable in the circumstances provided in Article IX) for purposes of Section 12.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 12.1.

SECTION 12.6   Instrument for the Payment of Money.  Each of the Subsidiary Guarantors hereby acknowledges that the guarantee in this Article XII constitutes an instrument for the payment of money, and consents and agrees that the Agent and the Lenders, at their sole option, in the event of a dispute by any Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

SECTION 12.7   Continuing Guarantee.  The guarantee in this Article XII is a continuing guaranty and agreement of subordination relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each of the Subsidiary Guarantors expressly acknowledges that the guarantee in this Article XII shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist.  The guarantee in this Article XII shall continue in effect and be binding upon the Subsidiary Guarantors until payment and performance in full of the Guaranteed Obligations (other than inchoate indemnification, expense reimbursement obligations and other contingent obligations for which no claim has been asserted).

SECTION 12.8  General Limitation on Guarantee Obligations.  In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Borrower or any Subsidiary Guarantor under Section 12.1 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 12.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Subsidiary Guarantors, the Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

ADMA BIOLOGICS, INC.

By
Name:
Title:

[Signature Page to Credit Agreement and Guaranty (ADMA Biologics)]

AGENT:

HAYFIN SERVICES LLP

By
Authorised Signatory

[Signature Page to Credit Agreement and Guaranty (ADMA Biologics)]

LENDERS:

Signed for and on behalf of Hayfin Healthcare Opportunities LuxCo S.à r.l.

Name:
Position:

Signed for and on behalf of Hayfin SOF III LuxCo S.à.r.l.

Name:
Position:

Signed for and on behalf of Hayfin Chief LuxCo S.à.r.l.

Name:
Position:

Signed for and on behalf of Hayfin Big Cypress LuxCo S.à.r.l.

Name:
Position:

Signed for and on behalf of SunHay LuxCo S.à.r.l.

Name:
Position:

[Signature Page to Credit Agreement and Guaranty (ADMA Biologics)]

Signed for and on behalf of Hayfin Opal 2020 (A) LP, acting by its manager Hayfin Management Limited

Name:
Position:

Signed for and on behalf of Hayfin Opal 2020 (B) LP, acting by its manager Hayfin Management Limited

Name:
Position:

Signed for and on behalf of Hayfin Hamilton LuxCo S.à.r.l.

Name:
Position:

[Signature Page to Credit Agreement and Guaranty (ADMA Biologics)]